Exhibit 10.20

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1. Shipbroker N/A	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) UNIFORM TIME CHARTER PARTY FOR CONTAINER VESSELS CODE NAME: “BOXTIME”	PART I
2. Place and dale Athens, March 30th 2011

3. Owners/Disponeni Owners & Place ol Business, Telephone, Telex and

Telefax Number

RAYMOND Shipping CO.

80, Broad str. Monrovia LIBERIA

Costamare Inc. as Owners’ guarantor (the “Owners’ Guarantor”) (See Clause 81)

Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

4. Charterers & Place of Business, Telepbone, Telex and Telefax Number

Italia Marittima S.p.A.

Passeggio Sant’ Andrea 4 - 34123 Trieste, Italy

Evergreen International S.A. as Charterers’ guarantor (the
“Charterers’ Guarantor”) (See Clause 78)

2nd Floor, MMG Tower, East 53rd Street, Panama, Republic of Panama

5. Vessel’s Name Hull No. S4021	6. Call Sign/Telex Number to be advised
7. GRT/NRT to be advised	8. DWT on Summer Freeboard 110,875 MT (See part III)	9. TEU Capacity (Maximum) 8,770 TEUs
10. Class (CI. 5) G.L.	11. Flag Greek	12. Service Speed (See Part III) ***** Knots	13. Fuel Consumption (See Part III) ***** MT
14. Type(s) of Fuel(s) (CI. 12(d)) ISO 8217:2005 HFO 700 (See part III)	15. Maximum Bunker Capacity to be advised
16. Bunkers/Price on Delivery (Min.-Max.) (Cl. 12(a) and (c)) See clause 49	17. Bunkers/Price on Redelivery (Min.-Max.) (Cl. 12(a) and (c)) See clause 49
18. Place of Delivery (CI. 1(b)) AFSPS PUSAN, S.KOREA	19. Earliest Date of Delivery (local lime) (Cl. (b)) within 1st quarter, 2013 and See Clause 59
20. Latest Date of Delivery (local Lime) (CI. 1 (b)) See clause 59	21. Place of Redelivery (Cl. 6(m)) See clause 90

22. Trading Limits (Cl. 3 and Cl. 5(c))

Worldwide trading always within IWL. (See Cl.3) The following countries to be excluded from trade. Iraq, Haiti, North Korea, Congo, Turkish occupied Cyprus, Israel, Cabinda, Guinea Biscao, Nicaragua, Erithrea, Sierra Leone, Cambodia, Cuba, Albania, St Laurence Seaway, Liberia, Orinocco river, Somalia, Australia and war risk and other countries which result in blacklisting/sanction by other countries and/or UN.

23. Period of Charter and Options if any (CI. 1(a), CI. 6(m) and CI. 7(f))

Firm T/C period of 5 years and with optional period of 1 +1 year at both parties option +/- ***** days on final period CHOPT- See CI. 89

24. State number of Days Options have to be declared after commencement of Charter Period (Cl. 1(a)) See Clause 89
25. Rate of Hire per Day and to whom payable (CI. 1(a), CI. 7(a) and (b)) USD: 41,700 pdpr inclot. net for the firm and optional periods.	26. Quantity of Hazardous Goods allowed (Cl. 4(b)) In accordance with vessel’s Document of Compliance for the Carriage of Dangerous Goods Certificate.
27. Insured Value of Vessel (CI. 18(a)) to be advised	28. Daily Rate for Supercargo (Cl. 13(h)) USD: 2
29. Victualing Rate per Meal for other Charters’ Servants etc. (Cl. 13(j)) USD: 3
30. Name of Owners’ P & I Club (Cl. 18(b)) THE SWEDISH CLUB	31. Name of Charterers’ P & I Club (Cl. 18(b)) ASSURANCE FORENINGEN GARD
32. Charterers’ maximum Claim settlement authority (Cl. 16(h)) USD: 15,000	33. General Average to be adjusted at (Cl. 14 (c)) London
34. Law and Arbitration (state a, b, or c of CI. 20. as agreed; if c agreed also state Place of Arbitration) (CI. 20) London, English law to apply.	35. Brokerage Commission and to whom payable (Cl. 21) Nil
36. Number of Additional Clauses covering special Provisions Additional clauses 25 -108 and additional Clause inclusive are to be incorporated in this Charter Party.

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

(continued)	“BOXTIME” UNIFORM TIME CHARTER PARTY FOR CONTAINER VESSELS	PART I

It is mutually agreed between Ihe party mentioned in Box 3 (hereinafter referred to as “the Owners”) and the Party mentioned in Box 4 (hereinafter referred to as “the Charterers”) that this Contract shall be performed in accordance wilh the conditions contained in Part I including additional clauses, if any agreed and stated in Box 36, and Part II as well as Part III. In the event ol a conflict of conditions, the provisions of Pan I and Part III shall prevail over those of Part II to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)

The Owners’ Guarantor	The Charters Guarantor

INDEX

“BOXTIME” Charter Party

CLAUSE NO.

1.     PERIOD OF CHARTER PARTY AND DELIVERY

2.     OWNERS’ UNDERTAKING

3.     TRADING LIMITS

4.     PERMITTED CARGOES

a) Uncontainerised Goods

b) Hazardous Goods

c) Live Animals

d) Radioactive Goods

e) Arms & Ammunition

5.     OWNERS’ OBLIGATIONS

Maintain in Class and efficient operation.

a) Container Lashings

b) Crew Assistance

c) Documentation

d) Insurance of !he Vessel

e) Fumigation and/or Deratisation

f) Smuggling

6.     CHARTERERS’ OBLIGATIONS

a) Provision of Details

b) Instructions to the Master

c) Stevedoring

d) Charterers’ Lashings

e) Condition of Containers

f) Stowage in Containers

g) Stowage Planning

h) Operating Expenses

j) Bunker Fuel

k) Agency Costs

I) Damage to Vessel

m) Redelivery

n) Additional Premiums

o) Advances to Master

p) Contraband

7.     HIRE

a) Rate

b) Payment

c) Default

d) Redelivery Adjustment

e) Deductions

f) Extension

8.     OFF HIRE

a) Unable lo Comply with lnstructions

b) Deviation

c) Blocking & Trapping

d) Requisitions

e) Loss of Trme

9.     LOSS OF VESSEL

10.   LASHINGS AND STEVEDORING

a) Owners’ Lashings

b) Charterers’ Lashings

c) Stowage Planning

d) Stevedoring

e) Liability

11.   VESSEL’S GEAR

a) Regulations

b) Condition

c) Suez and Panama Canal

d) Refrigeration

c) Lighting

12.   BUNKER FUEL

a) Quantity at Delivery/Redelivery

b) Pre and Post Charter Bunkering

c) Purchase Price

d) Specification

e) Consumption

f) Bunkering

13.   CHARTERERS’ REQUIREMENTS

a) Plans

b) Flag, Funnel, Name and Configuration

c) Ballast Warranty

d) Weather Routing

e) Communications Facilities

f) Logs and Witnesses

g) Replacement of Master and Officers

h) Supercargo

j) Victualling

k) Sub-Letting

I) Inspections

m) Substitution and Sub-Contracting

n) Laid-Up Returns

o) Signing Bills of Lading

14.   OWNERS’ REQUIREMENTS

a) Maintenance

b) Bills of Lading

c) General Average

d) Salvage

e) Liens

15.   SUNDRY MATTERS

a) Pilotage/Towage

b) Watchmen

c) Stowaways

d) On/Off Hire Surveys

e) Sub-Contraclors

16.   CHARTERS’ RESPONSIBILITIES/LIABILITIES

a) Charterers’ Responsibilities

b) Claims Handling

c) General Indemnity

d) Fines etc., Indemnity

e) Time Limit

f) Agency

g) General Average Exclusion

h) Claims Authority

17.   OWNERS’ RESPONSIBILITIES/LIABILITIES

a) For Goods and Containers

b) For Refrigerated Goods

c) Limitation of Liability

cl) Time Limit

e) For Personal Injury

f) Limitation Proceedings

g) Consequential Loss

18.   INSURANCES

a) Hull and Machinery

b) Protection and Indemnity (P & I)

c) War Risks

19.   WAR

20.   LAW AND ARBITRATION

a) London

b) NewYork

c) Alternative

21.   COMMISSION

22.   NOTICES

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	It is agreed on the date shown in Box 2 between the party named in Box 3 as	1			thoroughly efficient state of hull and machinery and in every way fitted for	67
	the Owners of the Vessel named in Box 5 and the party named in Box 4 as	2			The container service throughout the currency of this Charter Party. However	68
	the Charterers as follows:	3			Owners have right to re-class the Vessel with class member of IACS. The
					Owners shall, inter alia, provide and pay the cost of the following:	69
1.	Period of Charter Party and Delivery	4			(a) Container Lashings: (~~See Clause 10(a)~~ 54).	70
	(a) In consideration of the hire detailed in Box 25 the Owners let and the	5			(b) Crew Assistance with inter alia:-	71
	Charterers hire the Vessel for the period together with any optional exten-	6		(~~i)~~	~~preparing the Vessel’s cranes, derricks, winches and/or cargo handling~~	72
	sion(s) thereto as indicated in Box 23. Such options, always at the Charter-	7			~~gear for use~~,	73
	ers’ discretion, must be declared to the Owners within the period as indi-	8		(ii)	opening and closing any hatches (other than pontoon type hatches),	74
	cated in Box 24	9			ramps and other means of access to goods and containers,	75
	(b) The Owners shall deliver the Vessel to the Charterers at the Place of De-	10		(iii)	docking, undocking and shifting operations in part,	76
	livery as indicated in Box 18. Unless agreed by the Charterers to the contra-	11		(iv)	bunkering.	77
	ry, delivery shall take place no earlier than the time/date as indicated in Box	12		(v)	maintaining power during loading and discharging operations,	78
	19 and no later than the time/date as indicated in Box 20. (See Clause 59)	13		~~(vi)~~	~~instructing crane drivers and winchmen in the use of Vessel’s gear~~,	79
	~~If prior to delivery the Owners give notice to the Charterers that the Vessel~~	14		(vii)	supervising stevedores lashing and unlashing goods and containers	80
	~~will not be ready for delivery by the time/date as indicated in Box 20, the~~	15			and the regular checking of lashings at sea when weather conditions	81
	~~Charterers shall declare within 48 hours after receiving notice thereof from~~	16			permit (See Clause 10 (d)(ii)).	82
	~~the Owners whether they cancel or will take deliver of the Vessel but~~	17		(viii)	monitoring, recording performances and, when available, supplying	83
	~~without prejudice to the Charterers’ right to claim proved damages~~	18			labour for the repairing of the Charterers’ refrigeration machinery,	84
	~~(c) If the Owners are unable to deliver the Vessel at the Place of Delivery as~~	19			weather permitting (See Clause 17 (b)).	85
	~~indicated in Box 18 for any reason beyond the control of the Owners, delive-~~	20			The above services shall be rendered by the crew if required, provided port	86
	~~ry shall take place at the nearest point to the nominated Place of Delivery to~~	21			and local labour regulations permit, and except when repairing the Charterers’	87
	~~which the Vessel may safely and reasonably proceed.~~	22			refrigeration machinery any overtime incurred shall be for the account of the	88
	~~The Owners shall give notice of readiness to deliver to the Charterers and/or~~	23			Owners.	89
	~~the Charterers’ local agents when in position to come on hire~~.	24			(c) Documentation: Any documentation required by Owners relating to the	90
	(d) Deliver shall be effected at any time, day or night, Saturdays, Sundays and	25			Vessel and its operation that maybe re-
	holidays included.	26			quired to permit the Vessel to trade within the limits as indicated in Box 22,	91
	(e) Al the time of delivery the Vessel shall be clean and in at respects fit to	27			including, but not limited to, certificates of financial responsibility for oil pol-	92
	receive goods and ISO standard containers.	28			lution, provided such oil pollution certificates are obtainable from the Own-	93
	(f) The Charterers’ acceptance of delivery of the Vessel shall not prejudice	29			ers’ P&I club ~~or some other available source~~, valid international tonnage	94
	their rights against the Owners under this Charter Party. (See Clause 56)	30			certificate, Suez and Panama tonnage certificates, valid certificate of regis-	95
					try ~~and certificates relating to the strength and/or severceability of the~~	96
2.	Owners’ Undertaking	31			~~Vessel’s gear~~. (see Clause 11(a)). Such documentation shall be	97
	The Owners undertake that, at delivery, the Vessel shall be of the descrip- tion	32			maintained during the currency of this Charter Party.
	set out In PARTS I and Ill hereof. (See Clause 56)	33			(d) Insurance of the Vessel. (See Clause 18).	98
					(e) Fumigation and/or deratisation. The provision of certificates thereof at the	99
3.	Trading Limits	34			commencement of the Charter Party and the renewal thereof throughout the	100
	The Vessel shall be employed in lawful trades within Institute Warranty Li-mits	35			Charter Party, except if this is required as a result of the Charterers’ goods	101
	(IWL) and within the Trading Limits as indicated in Box 22 for the carri-age of	36			and containers carried under this Charter Party, in which case these	102
	lawful goods between safe ports or places where she can safely lie always	37			expenses shall be for the account of the Charterers.	103
	afloat. The Vessel shall not be obliged to force ice nor to follow ice-breakers.	38			(f) Smuggling: in the event of smuggling by the Master, Officers and/or crew,	104
	Transit of Bering Sea on throught voyages to or from the Far East is treated	39			the Owners shall bear the cost of any fines, taxes or imposts levied and the	105
	as lawful trade as indicated in Box 22 Charterers paying any additional				Vessel shall be off hire for any time lost as a result thereof (See Clause 6 (p)).	106
	premium. if any. Charterers have option of trading vessel beyong I.W.L..,
	subject to Owners prior consent which should not he unreasonably withheld,
	and Charterers to pay such additional insurance premium if any against		6.		Charterers’ Obligations	107
	presentation of insurers invoice and always in line with Lloyds of London				Except as provided elsewhere in this Charter Party, the Charterers shall	108
	premium for such period.				provide and pay the costs of the following throughout the currency or this	109
	~~The Owners warrant that, at the time of signing this Charter Party, the Vessel~~	40			Charter Party:	110
	~~has not traded to any countries which would make the Vessel unacceptable~~	41			(a) Provision of Details: The provision of full and accurate details of goods	111
	~~for calls at ports within the Trading Limits as indicated in Box 22~~. ~~The~~	42			and containers (including any documentation required at any ports ol call),	112
	~~Charterers shall provide a list of such countries~~.	43			their weights and stowage positions to the Master as early as possible	113
					but not later than upon arrival at the port of loading, with regular updating	114
4.	Permitted Cargoes	44			thereof and the provision of a full and accurate plan of the stowage of all	115
	Except as provided below, the Vessel shall be used exclusively for the carri-	45			goods and containers actually loaded prier to sailing. Such details shall in-	116
	age of goods in ISO standard containers complying with the International	46			clude:-	117
	Convention for Safe Containers.	47		(i)	gross weights of containers,	118
	(a) Uncontainerised Goods: Uncontainerised goods may be carried only with	48		(ii)	any feature of the goods requiring attention by the crew during the voy-	119
	the prior consent of the Owners and the Master provided that they are suitably	49			age including, but not limited to, any hazardous or other dangerous	120
	prepared for carriage.	50			feature and/or the need for carriage within a specified temperature range	121
	(b) Hazardous Goods: The Owners agree that the Chatterers may carry the	51			(b) Instructions to the Master: The Master, although appointed by the Ow-	122
	maximum quantity as indicated in Box 26 of hazardous goods in containers.	52			ners, shall at all times during the currency ol this Charter Party be under the	123
	provided same are loaded, stowed, discharged and documented in accor-	53			orders and directions of the Charterers as regards employment and agency.	124
	dance with IMO regulations and Dangerous Carriage Certificate, any	54			The Charterers shall be obliged at all times to furnish the Master with full and	125
	mandatory local requirements and regula-				timely instructions.	126
	tions of the flag state. (see additional clause)	55			(c) Stevedoring: (See Clause 10 (d)(i)).	127
	~~(c) Live Animals. Live animals may be carried only with the prior consent of~~	56			(d) Charterers’ Lashings: (See Clause 10 (b))	128
	~~the Owners and the Master~~.	57			(e) Condition of Containers: The Charterers warrant that all containers	129
	(d) Radioactive Goods: Radioactive goods other than isotopes shall be	58			carried pursuant to this Charter Party have been constructed to a design	130 131 132 133
	excluded. Radioactive isotopes may be carried only with the prior consent of	59			approved by a Classification Society and are properly maintained.
	the Owners and the Master and provided that they are of such a category as	60			(I) Stowage in Containers: The correct stowage and safe securing of all goods
	not to invalidate the Vessel’s P & I and Hull and Machinery cover.	61			within containers (including securing to flat rack containers) to withstand the	134
	(e) Arms & Ammunition: Arms and ammunition may he carried only with the	62			rigours of the voyage	135
	prior consent at the Owners and the Master.	63			(g) Stowage Planning: (See Clause 10 (c)).	136
					(h) Operating Expenses: All port charges, fight and canal dues, pilotage,	137
5.	Owners’ Obligations	64			towage, consular charges, compulsory garbage/sludge disposal charges,	138
	Except as provided elsewhere in this Charter Party, the Owners shall, at	65
	their expense, maintain the Vessel in the Class as Indicated in Box 10 in a	66

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

unless garbage / sludge are actually given out by the Owners, and			~~required shall be provided by the Charterers~~. If as a result of contraband	200
compulsory shore watchmen or highly recommended by Bimco/guards			and/or unmanifested drugs or goods found in containers or other cargo,
unless same are provided by the port due to fault of the Owners,/ crew,			specifically requested by local port Authorities the Owners’ P&I Club have to
see also Clause 64 and all other charges and expenses relating to the			put up a bond it is agreed that the Charterers’ P&I will promptly put up a
operation of the Vessel not otherwise provided for in this Charter Party, other	139		counter - guarantee to support the bond put up by the Owners’ P&I
than charges or expenses relating to the crew.	140
(j) Bunker Fuel: (See Clause 17).	141	7.	Hire	201
(k) Agency Costs: All agency fees and expenses for normal ship’s husban-	142		(a) Rate: The Charterers shall pay hire at the rate stated in Box 25, per day or	202
dry at all ports or places of call. See Clause 44	143		pro rata for part of a day, from the lane the Vessel is delivered to the Charter-	203
(l) Damage to Vessel: Any damage to the Vessel or loss or damage to its	144		ers until her redelivery to the Owners. All calculation of hire shall be made by	204
equipment caused by stevedores during the currency of this Charter Party	145		reference to Universal Time Co-ordinated (U.T.C.).	205
shall be reported by the Master or the Owners to the Charterers or their	146		(b) Payment: (See clause 60)Payment of hire shall be made in cash in full and	206
agents, in writing.			without dis-
within 24 hours of the occurrence or as Soon as possible thereafter but la-	147		count, free of any withholding tax ~~semi-monthly~~ 15 days in advance. ~~If hire~~	207
test when the lass or damage could have been discovered by the exercise of	148		~~or any instalment thereof is not paid~~
due diligence. The Master shall endeavour to obtain written acknowledge-	149		~~as aforesaid, the Charterers shall pay interest ot the rate of 0.1 per cent per~~	208
ment by the party causing loss or damage unless it is made good in the	150		~~day on the amount outstanding from and including the due date until the date~~	209
meantime. The Charterers shall pay for stevedore damage whether or not	151		~~of payment.~~	210
payment has been made by stevedores to the Charterers.	152		(c) Default: In default of punctual and regular payment as herein specified, the	211
Damage for which the Charterers are responsible affecting seaworthiness,	153		Owners may require the Charterers to make payment of the amount due	212
or the proper working of the Vessel and/or her equipment, shall be repaired	154		within ***** banking days of receipt of notification from the Owners, failing	213
without delay to the Vessel after each occurrence in the Chalerers’ time	155		which the Owners will have the right to withdraw the Vessel without prejudice
and shall be paid for by the Charterers. Other repairs to damage for which	156		to any claim the Owners may have against the Charterers under this Charter	214
the Charterers are responsible shall also be carried out in the Charterers’	157		Party. Further, so long as the fine remains unpaid, after such *****, or any	215
time but, if this is not possible, such repairs shall be carried out whilst the	158		material breach of contract whatsoever by the Charterers occured the Owners	216
Vessel is in drydock in the Owners time provided this does not interfere with	159		shall
the Owners’ repair work, or by the Vessel’s crew at the Owners’ conve-	160		be entitled to suspend the performance of any and all of their obligations
nience. ~~All costs of such repairs shall be for the Charterers’ account.~~ The	161		hereunder and shall have no responsibility whatsoever for any consequen-	217
Actual costs of such repairs provided with proper supporting invoices shall			ces thereof in respect of which the Charterers hereby agree to indemnify the	218
be for the Charterers account.			Owners. Hire shall continue to accrue and any extra expenses resulting from	219
(m) Redelivery: Redelivery of the Vessel at the Place of Redelivery as indi-	162		such suspension shall be for the Charterers’ account.	220
cated in Box 21 unless agreed by the Owners or provided elsewhere to the	163		(d) Redelivery Adjustment: Should the Vessel be on her voyage towards the	221
contrary, in the same condition to that pertaining when the Vessel was deli-	164		Place of Redelivery at the time payment of hire becomes due, said payment	222
vered, fair wear and tear excepted, at the end of the period as indicated in	165		shall be made for the estimated time necessary to complete the voyage, less	223
Box 23. The Charterers shall give the Owners ~~one-months~~ 120/90/45/30/15	166		disbursements made by the Charterers for the Owners’ account, includmg the	224
days notice of expected			estimated value of bunker fuel on board at redelivery. When the Vessel is	225
date and Place of redelivery, which advice shall be updated 10, 5 and 2 days	167		redelivered to the Owners any difference shall be refunded to or paid by the	226
prior to expected redelivery.	168		Charterers as appropriate, bul not later than three months after redelivery of	227
At the time of redelivery the Vessel shall be clean and fit to load goods and	169		the Vessel.	228
ISO standard containers. If the Charterers have changed the configuration	170		(e) Deductions: On production of supporting vouchers the Charterers shall be	229
of the Vessel to carry different size ISO standard containers or non ISO	171		entitled to deduct from payments of hire any expenditure incurred on be-	230
standard containers, they shall, in their time and at their cost, prior to rede-	172		half of the Owners which may be payable by the Owners under this Charter	231
livery, return the Vessel to its previous configuration, unless the Owners	173		Party. If such expenditure is incurred in a currency other than that in which	232
agree to waive this requirement, in which case the Charterers shall return	174		hire is payable, conversion into such currency for the purpose of deduction	233
the Vessel to its previous configuration, at their cost, after redelivery at such	175		shall be effected at the rate of exchange at the place of the bank where hire is	234
time and place stipulated by the Owners but in the Owners’ time. Without	176		paid prevailing on the date when the expenditure was incurred.	235
prejudice to any other claim the Owners may have under this Charter Party	177		(I) Extension: The Charterers shall arrange the Vessel’s trading so as to per-	236
the Owners shall not be obliged to accept redelivery of the Vessel before it is	178		mit redelivery at the place and in the period as indicated in Boxes 21 and 23,	237
returned to its previous configuration.	179		respectively. If the Vessel is not chartered for a minimum/maximum period	238
(n) Additional Prerniums: All additional premiums for hull and machinery,	180		and the Vessel is sent on a final voyage reasonably calculated to allow rede-	239
war risks, including blocking and trapping, or protection and indemnity in-	181		livery within such period at the Place of Redelivery as provided under this	240
surance incurred by the Owners over and above the premiums payable by	182		Charter Party, and the voyage is prolonged for reasons beyond the Charter-	241
the Owners. The Owners shall allow the Charterers to arrange these addi-	183		ers’ control, the Charterers shall have the use of the Vessel at the rate and on	242
tional covers on their behalf if the Charterers so request and if the proposed	184		the conditions of this Charter Party for such extended time as may be re-	243
insurers and terms are acceptable to the Owners. If the Charterers arrange	185		quired for completion of said voyage and redelivery as aforesaid.	244
such insurance the Charterers’ insurers shall confirm cover latest 24 hours	186			245
before the Vessel is due to be exposed to the risk so insured (See Clause	187	8.	Off Hire
18)	188		Atter delivery in accordance with Clause 1 hereof, the Vessel shall remain on	246
(o) Advances to Master: The Charterers shall procure that their local agents	189		hire until redelivered in accordance with Clause 6(m), except for the fol-	247
at alt proper ports of call shall, upon request by the Owners Master, make	190		lowing periods:	248
funds available to			(a) Unable to Comply with Instructions: If the Vessel is unable to comply with	249
the Master him for disbursements, which advances the Charterers may	191		the instructions of the Charterers on account of:-	250
recoup from the			(i) any damage, defect. breakdown, or deficiency of the Vessel’s hull, ma-	251
Owners by deduction from the hire payments in accordance with Clause	192		chinery, equipment or repairs or maintenance or deficiency of the	252
7(e). The Owners to give written notice to head once of cash in advance 7	193		Vessel’s service speed by reason of breakdown thereto, including	253
working days prior to arrive above mentioned port.			dry-
(p) Contraband: In the event that contraband and/or unmanifested drugs or	194		docking, excepting those occasions when Clause 6 (l) applies,
goods are found to have been shipped as part of the goods and/or in con-	195		(ii) any deficiency of the Master, Officers and/or crew. including the fai-	254
tamers on board, any fines, taxes or imposts levied shall be for the Charter-	196		lure, refusal or inability of the Master, Officers and/or crew to perform	255
ers’ account, and the Vessel shall remain on hire during any time lost as a	197		service immediately required, whether or not within the control of the	256
result thereof unless it can be established that the Master, Officers and/or	198		Owners,	257
crew are involved in smuggling (See Clause 5 (f)). ~~In this event any security~~	199		(iii) arrest of the Vessel at the suit of a party where a claim is not caused by	258
			or connected with a claim or default of or alleged against the	259
			Charterers, their servants, agents or subcontractors or by reason of cargo	260
			carried. (See Clause
			5(f)).
				261

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PART II

“BOXTIME” Charter Party

	(iv) any delay occasioned by any breach by the Owners of any obligation or	262		(c) Stowage Planning: The Charterers shall ensure that stowage is effected	323
	warranty in this Charter Party.	263		in accordance with the requirements of this Charter Party and of the Ves-	324
	(v) the terms of employment of Master, Officers and/or crew.			sel’s stability and approved cargo securing mannual including, inter alia,	325
	If any of the above incidents affect the full use of the Vessel, it shall be off	264		that stack and tier weights are not ex-
	hire. If they partially affect the use of the Vessel, it shall be off hire to the ex-	265		ceeded ~~and that heavy containers are not stowed over light containers on or~~	326
	tent such incidents affect the Charterers’ use of the Vessel ~~(See also Clause~~	256		~~under deck~~, except with the Master’s prior approval. Heavy container may be	327
	~~11 (b))~~.	267		stowed over light containers on or under deck subject that same meets
	(b) Deviation: (See CI 42) In the event of the Vessel deviating (which	268		vessel’s stability and class approved, securing mannual calculation,
	expression inclu-			critirias and subject to Master’s prior approval.
	des putting back, or putting into any port or place other than that to which	269		(d) Stevedoring:	328
	she is bound under the instructions of the Charterers) other than to save life	270		(i) The Charterers shall provide and pay for the cost of all stevedoring op-	329
	or property, hire shall cease to be payable from the commencement of such	271		erations during the currency of this Charter Party including, inter alia,	330
	deviation until the time when the Vessel is again ready to resume her service	272		receipt, loading, handling, stowing, lashing, securing, unsecuring. un-	331
	from a position not less favourable to the Charterers than that at which the	273		lashing, plugging, unplugging. unstowing, discharging, tallying and	332
	deviation commenced, provided always that due allowance shall be given for	274		delivering of all uncontai-	333
	any distance made good towards the Vessel’s destination and any bun-	275		nerised goods and containers and shall be liable to the Owners for all	334
	kers saved. However, should the Vessel alter course to avoid had weather	275		loss or damage caused to the Vessel by the improper or careless per-	335
	or be driven into port or anchorage by stress of weather, the Vessel shall re-	277		formance of such operations including loss/ damage to Owners
	main on hire and all costs thereby incurred shall be for the Charterers’ ac-	278		securing equipment.
	count.	279		(ii) The Master shall supervise stevedores undertaking the tasks outlined in	336
	(c) Blocking and Trapping: If during the currency of this Charter Party the	280		Clause 10 (d) (i) to ensure that these are done correctly and to his	337
	Vessel is blocked or trapped in circumstances where Clause 19 (b), applies,	281		satisfaction. The Master shall ensure that all lashings are regularly	338
	the Vessel shall be off hire for the period blocked or trapped If the Vessel is	282		checked whilst at sea, weather permitting and crew available and	339
	blocked or trapped for a period of 365 days this Charter Party shall be termi-	283		permitted according to STCW•95 rules and any subsequent
	nated.	284		amentments thereto.
	(d) Requisitions: Should the Vessel be requisitioned by any government or	285		(e) Liability: Except in respect of the failure of any lashing supplied by the	340
	governmental authority during the period of this Charter Party, it shall be off	286		Charterers, the Owners shall be responsible. subject to the provisions of	341
	hire during the period of such requisition and any hire or other compensa-	287		Clause 17, for the consequences of the failure of any lashings or lashing	342
	tion paid by any government or governmental authority in respect of such	288		pattern design or execution or the failure to properly service lashings during	343
	requisition shall be paid to the Owners. ~~However, the Charters shall have~~	289		the voyage provided service of lashing not affected by bad weather.	344
	~~the option of canceling the balance period of this Charter Party, provided this~~	290
	~~option is exercised within 14 days of receipt of notice or requisition.~~	291	11.	Vessel’s ~~Gear~~ Equipment	345
	(e) Loss of Time: In the event of loss of time for which the Owners are res-	292		(a) Regulations: The Vessel’s cargo gear if any, and any other equipment	346
	ponsible, including but not limited to terms of employment of Master, Offic-	293		shall comply with the regulations of the countries to which the Vessel will be	347
	ers and/or crew, the Vessel shall be off hire for the time thereby lost. Any	294		employed and the Owners shall ensure that the Vessel is at all limes during	348
	time during which the Vessel is off hire under this Charter Party may be	295		the currency of this Charter Party in possession of valid certificates of effi-	349
	added to the charter period, at the option of the Charterers. Such option	296		ciency to comply with such regulations. If stevedores are not permitted to	350
	shall be declared ~~not less than two months before expected redelivery, or~~	297		work due to failure of the Master and/or the Owners and/or the Owners’	351
	~~latest two weeks after the event if less than two months before expected re-~~	298		agents to comply with the aforementioned regulations or because the Ves-	352
	~~delivery~~ within two months of occurrence and if remaining period is less	299		sel is not in possession of such valid certificates of efficiency, then the	353
	than two months from expiry of the C/P, immediately after the occurrence.			Charterers may suspend hire for the time lost thereby and the Owners shall	354
	(See Clause 32,69)			pay all expenses incurred incidental to and resulting from such failure (see	355
				Clause 5 (c)).	356
	(f) Any and all expenses reasonably incurred resulting from the above that			~~(b) Condition: All cargo handling gear, including derrick(s), crane(s) and~~	357
	are due to Owners negligence or failure, to be for the Owners			~~winch(es) if any, shall be kept in good working order and the Owners shall~~	358
	account, however Charterers will make best endeavours to minimize such			~~maintain, repair and/or replace such gear whenever necessary. In the event~~	359
	any extra expences.			~~of loss of time doe to a breakdown of derrick(s), crane(s) or winch(es) for~~	360
				~~any period by reason of disablement or insufficient power, hire shall be re-~~	361
9.	Loss of Vessel	300		~~duced pro rata for the period of such inefficiency in relation to the number of~~	362
	Should the Vessel be lost, or become a constructive total loss, hire shall	301		~~hatches affected, unless caused by mishandling by the Charterers or their~~	363
	cease at noon on the day of her loss or constructive total loss, and if mis-	302		~~servants. If the Charterers continue working by using shore crane(s) the~~	364
	sing, from noon on the date when last heard of, and any hire paid in advance	303		~~Owners shall pay such cranage but not exceeding the hire payable for such~~	365
	and not earned shall be returned to the Charterers and payment of any hire	304		~~period, in which case the Vessel shall not be off hire pro rata as stipulated~~	366
	due shall be suspended until the Vessel is reported safe. Nothwithstanding	305		~~above. The Vessel shall, however, be pro rata off hire if shore cranes are~~	367
	anything contrary stated in the PartI, Part II, Part Ill and Clause 23 to 108			~~not available during stoppages of derrick(s), crane(s) or winch(es) and all~~	368
	and additional Clauses of this Charter Party the Charter will be terminated			~~other unavoidable expenses hereby incurred shall be for the Owners’ ac-~~	368
	on the noon of the day that the Vessel is lost or become a constructive			~~count.~~	370
	total loss.			(c) Suez and Panama Canal: The Vessel shall be maintained during the cur-	371
				rency of this Charter Party with all necessary fittings tor Suez and Panama	372
10.	Lashings and Stevedoring	306		Canal transit in good working order.	373
	(a) Owners’ Lashings: The Owners shall supply and maintain in good work-	307		(d) Refrigeration: The Owners shall ensure that all refrigeration facilities as	374
	ing order throughout the currency of this Charter Party sufficient lashing and	308		described in PART Ill are maintained in good working order throughout the	375
	securing equipment to facilitate the proper lashing and securing in ac-	309		currency of this Charter Party.	376
	cordance with the plan supplied by the Owners of the maximum number of	310		(e) Lighting: The Owners shall ensure that the Vessel will supply sufficient	377
	ISO standard containers which may be carried in accordance with the de-	311		lighting to deck and holds to permit 24 hour working free of expense to the	378
	tails provided in PART III hereto. The Owners further warrant that both the	312		Charterers and that such lighting will comply with the port regulations at all	379
	strength of the lashings and the design of the lashing pattern are adequate	313		ports of call throughout the currency of this Charter Party.	380
	for the stowage in accordance with PART lIl hereto and that these have	314
	been approved by the Vessel’s Classification Society or flag state.	315	12.	Bunker Fuel	381
	(b) Chatterers’ Lashings: Should any additional or alternative lashings to	316		(a) Quantity at Delivery/Redelivery: The Vessel shall be delivered with ap-	382
	those supplied by the Owners be required, these shall be supplied by the	317		proximately the quantity of fuel as indicated in Box 16 and, unless indicated to	383
	Charterers at their expense. Should the Charterers supply gear, equipment	318		the contrary in box 17, the Vessel shall be redelivered with an approximately	384
	or stores, the Master shall keep a record of it and care for it. Such gear,	319		similar quantity, provided that the quantity of fuel at redelivery is at least	385
	equipment or stores shall be redelivered to the Charterers at the time requi-	320		sufficient to allow the Vessel to reach safely the nearest port at which fuel of	386
	red by the Charterers in the same condition as supplied fair wear and tear	321		the required type is available. (See clause 49)	387
	excepted. However Master/ Officer/ Crew are to make utmost diligence to	322		(b) Pre and Post Charter Bunkering: Provided that it can be accomplished	388
	protect Charterers’ property.			without hindrance to the operation of the Vessel, the Owners shall allow the	389

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	Charterers to bunker for the account of the Charterers prior to delivery and		390		The Owners also undertake to endeavour to assist the Charterers by pro-	458
	the Charterers shall allow the Owners to bunker for the account of the Ow-		391		ducing or assisting the Charterers to trace the Vessel’s witnesses as may be	459
	ners prior to redelivery, in both cases by prior arrangement between the		392		requested by the Charterers to give testimony in connection with matters	460
	parties.		393		arising in relation to this Charter Party and such expenses as may be incur-	461
	(c) See Clause 49 ~~Purchase Price: Unless otherwise stated in Boxes 16 and~~		394		red shall be for the Charterers’ account.	462
	~~17~~, ~~the Charter~~				(g) Replacement of Master and Officers: If the Charterers shall have reason to	463
	~~ers shall purchase the fuel on board at delivery and the Owners shall pur-~~		395		be dissatisfied with the conduct of the Master or Officers, the Owners	464
	~~chase the fuel on board at redelivery at the Platts Oil Gram mean prices at~~		396		shall, on receiving particulars of the complaint, investigate same and, if con-	465
	~~the ports and dates of delivery and redelivery, respectively, or the nearest~~		397		firmed, replace the offending party(ies) at the Owners’ expense.	466
	~~bunkering port thereto.~~		398		(h) Supercargo: The Owners shall provide and maintain a clean and ade-	467
	(d) Specification: See Part III (Preliminary Description), Clause 56,		399		quate room for the Charterers’ supercargo if any, furnished to the same	468
	Appendix I (Full Specification), Appendix II (Final Description)				standard as officers’ accommodation. Supercargo shall be victualled with	469
					the Vessel’s officers. The Charterers shall pay for accommodation and vic-	470
	~~The Charterers shall supply fuel of the B.S.M.A. 100 1989 specification or~~				tualling of any supercargo at the daily rale as indicated in Box 28.	471
	~~any amendment thereto as indicated in Box 14.~~		400		(j) Victualling: The Owners, when requested and authorised by the Charter-	472
	(e) Consumption: The Vessel’s fuel consumption in port and at sea shall not		401		ers or their agents, shall victual other officials and servants of the Charter-	473
	exceed the amounts shown in PART Ill, at all times for port consumption and		402		ers at the rate per person per meal as indicated in Box 29.	474
	in smooth water with winds not exceeding Beaufort Scale 4 and Douglas sea		403		(k) Sub-Letting: The Charterers shall have the right to sub-let all or part of	475
	condition 3 for consumption				the Vessel with the prior consent of the Owners, which shall not be unrea-	476
	at sea. (See Clause 25)		404		sonably withheld, or with prior notice only if sub-let to the Charterers’	477
	(f) Bunkering: The Chief Engineer shall cooperate with the Charterers’ bun-		405		subsidiaries or affiliates, whilst still remaining responsible to the Owners for
	kering agents and fuel suppliers and comply with their requirements during		406		the
	bunkering, including, but not limited to, checking. verifying and acknow-		407		performance of this Charter Party.	478
	ledging readings or soundings, meters etc. before, during and/or after de-		408		(I) Inspections: The Owners shall co-operate with the Charterers to facilitate	479
	livery of fuel.		409		the Charterers’ inspection of the Vessel at any time, upon receipt of reason-	480
	Three (3) samples of all fuel shall be taken during delivery using a sampling		410		able notice, in the Charterers’ time.	481
	flange. sealed and				(m) Substitution and Sub-Contracting: Subject to Clause 28 and 69 Unless	482
	signed by suppliers, Chief Engineer and the Charterers’ agent, each of		411		the Charterers’ prior consent
	whom should retain one sample. If any claim should arise in respect of the		412		be obtained in writing, which shall not be unreasonably withheld, the Ow-	483
	quality or specification of the fuel supplied, the Owners and the Charterers		413		ners may not:-	484
	agree to have samples of the fuel analysed by a mutually agreed qualified		414		(i) substitute any other vessel for that named herein, even though it might	485
	analyst. See Clause 103.		415		be of identical specification, before, at the beginning of or throughout	486
					the currency of this Charter Party or,	487
13.	Charterers’ Requirements		416		(ii) sub.conlract any of their obligations including the management of the	468
	(a) Plans: On signing this Charter Party the Owners shall, if the Charterers		417		Vessel, In the event of any sub-contracting the Owners shall remain	489
	so request, furnish the Charterers with the following documents in English:		418		responsible for the performance of this Charter Party or.	490
	(i)	General Arrangement Plan	419		(iii) change the flag of the Vessel.	491
	(ii)	Capacity Plan	420		(n) Laid-Up Returns: The Charterers shall have the right to order the laying-	492
	(iii)	Container Stowage Plan	421		up of the Vessel at any time and for any period of time at a safe berth or place	493
	(iv)	Plan of Deck and (where the Vessel not cellular) Under-Deck Container	422		and in the event of such laying-up the Owners shall promptly take steps to	494
		Lashing Plan approved by the Vessel’s Classification Society.	423		effect all the economies in operating costs, including insurance, which may	495
	(v)	Trim and Stability Book	424		be possible and give prompt credit to the Charterers in respect of all such	496
	(vi)	Hydrostatic Curves Plan	425		economies. At the request of the Charterers, the Owners shall at any time	497
	(vii)	Loading Scale	426		provide an estimate of the economies which would be possible in the event	498
	(viii)	Tank Plan	427		of the laying-up of the Vessel. The laying-up port or place shall be at the	499
	and any other operational documents that the Charterers may reasonably		428		Charterers’ option but shall always be safe and acceptable to the Owners’	500
	request and which are necessary for the safe and efficient operation of the		429		insurers. Should the Charterers in liaison with the Owners decide that the	501
	Vessel. All documents received by the Charterers shall be returned to the		430		Master, Officers and crew should be paid off, then the cost of repatriation	502
	Owners on redelivery.		431		and, later, cost of rejoining, including laying-up preparation and reactiva-	503
	(b) Flag. Funnel, Name and Configuration: The Charterers, if required, shall		432		tion cost, and all expenses incurred shall be for the Charterers’ account.	504
	be allowed to fly their house flag, paint the funnel in the Charterers’ colours		433		The Charterers shall give sufficient notice of their intention in this respect to	505
	and/or the name of the Line on the Vessel’s side, change the Vessel’s name,		434		enable the Owners to make necessary arrangements for decommissioning	506
	subject to the authorities approval, and/or change the Vessel’s container		435		and recommissioning.	507
	stowage configuration to carry different sized containers, all during the cur-		436		Any returns of premium or calls payable to the Owners by reason of the Ves-	508
	rency of this Charter Party. If the Charterers elect to exercise any or all of		437		sel remaining within the confines of any port area in excess of any minimum	509
	these options all alterations necessary shall be effected during the Charter-		438		period provided for in the Owners’ insurance policies shall be remitted to	510
	ers’ time and at the Charterers’ expense. Unless the Owners elect to waive		439		the Charterers upon receipt by the Owners, provided the Vessel was on hire	511
	this requirement or enter into an alternative agreement with the Charterers,		440		for the full period, otherwise such return shall be shared pro rata between	512
	the Vessel shall be returned to its condition prior to the commencement of		441		the Owners and the Charterers according to the proportion of qualifying	513
	the Charter Party at the Charterers’ expense before redelivery. (See Clause		442		time on and off hire.	514
	79)				(o) Signing Bills of Lading: (in accordance with the mate’s receipts if the	515
	(c) Ballast Warranty: The Owners warrant that the Vessel is capable of ope-		443		mates receipts are issued by the Master/Chief Officer): If required, the
	rating under this Charter Party in ballast without requiring any solid ballast		444		Master shall sign bills of lading as
	and using fuel and water ballast only.		445		presented by the Charterers. If required, the Charterers and/or their agents	516
	(d) Weather Routing: The Charterers may supply the Master with weather		446		are hereby authorised by the Owners to sign bills of lading in strict	517
	routing information during the currency of this Charier Party. In this event		447		accordance with the mate’s receipts (if mate’s receipts are issued by the
	the Master shall comply with the reporting procedure of the Charterers’		448		Master/Chief Officer) on the Owners’
	weather routing service.		449		and/or the Master’s behalf (See Clauses 16 (a), (b) and (c)). The Charterers	518
	(e) Communtrations Facrlines: The Owners shall permit the Charterers use		450		shall indemnify the Owners and the Master against all consequences or lia-	519
	of the Vessel’s communication facilities at cost during the currency of this		451		bilities arising therefrom.	520
	Charter Party.		452
	(f) Logs and Witnesses: The Owners shall maintain full deck, engine room		453	14.	Owners’ Requirements	521
	and, where appropriate, refrigeration logs during the currency of this Char-		454		(a) Maintenance: The Owners shall have the right to take the Vessel out of	522
	ter Party but at least 3 years after the day of occurance and the Charterers		455		service for emergency repairs at any time and for routine maintenance by	523
	shall have full access to all the Vessel’s logs, rough and official, covering this				prior arrangement with the Charterers. The Owners shall endeavour to ac-	524
	period. The Owners undertake to produce all such documentation promptly		456		commodate the Charterers’ requirements in determining the timing of such	525
	upon request of the Charterers.		457		maintenance arid the Charterers shall endeavour to accommodate the Ow-	526

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	ners’ choice of location for maintenance (See Clause 8(a)(i)).	527		~~terers’ goods and containers prior to loading, in which case of all such costs~~	599
	(b) Bills at Lading: The Charterers warrant that bills of lading issued in res-	528		~~shall be for the Charterers’ account.~~	600
	pect of the carriage of goods and containers under this Charter Party shall	529		(d) On / Off Hire Surveys: Joint on and off hire surveys shall be conducted by	601
	contain the following clauses:	530		mutually acceptable surveyors at the Places of Delivery and Redelivery, res-	602
	(i) A clause paramount applying the Hague or Hague-Visby Rules or a	531		pectively. The on hire survey shall be conducted in the Owners’ time unless	603
	carriage of goods by sea statute making either of these mandatorily	532		the Vessel has commenced loading. The off hire survey shall be conducted	604
	applicable, in either case according to the practice-~~prevalent~~	533		in the Charterers’ time. The cost of the survey to be equally shared	605
	prevailing at the			between Owners and Charterers.
	port(s) of loading.	534		Both surveys shall cover condition of the Vessel and amounts of fuel on	606
	(ii) A “New Jason” clause.	535		board and the Owners shall procure that the Master, Chief Engineer, Offic-	607
	(iii) A “General Average” clause providing for adjustment at a port or place	536		ers and crew shall co-operate with the surveyors in conducting such sur-	608
	at the option of the Carrier according to the York-Antwerp Rules ~~1974~~	537		veys.	609
	1994			(e) Sub-Contractors: In this Charter Party the term “sub-contractor” shall in-	610
	~~or any amendment thereto~~.	538		clude sub-contractors and their respective servants, agents and sub-con-	611
	(iv) A “Himalaya” or “Circular Indemnity” clause giving the Owners the be-	539		tractors.	612
	nefit of the bill of lading terms and conditions and/or protection from	540
	tortious claims by third parties.	541	16.	Charterers’ Responsibilities/Liabilities	613
	(v) A “Sister Ship Salvage” clause.	542		(a) Charterers’ Responsibilities: Except as elsewhere provided in this Char-	614
	(vi) A “Both-to-Blame Collision” clause.	543		ter Party and without prejudice to the Charterers’ right to initiate recovery	615
	(c) General Average: General average shall be adjusted at the place as indi-	544		against the Owners under Clause 17, the Charterers shall be responsible for	616
	cated in Box 33 according to the York-Antwerp Rules ~~1974~~ 1994 ~~or any amend-~~	545		all claims in respect of any liability or expense whatsoever or howsoever	617
	~~ment thereto~~ by an adjuster appointed by the Owners. In the event of general	546		arising in connection with the goods and containers carried pursuant to this	618
	average or salvage, the Charterers shall provide an acceptable temporary	547		Charter Party or their carriage (even if such liability arises wholly or in part	619
	security covering all goods and containers to avoid delay and secure their	548		by reason of the act, neglect or default of the Owners or of such servant,	620
	release so that transit/delivery may continue. The Owners agree that the	549		agent or sub-contractor).	621
	Charterers temporary guarantee may be exchanged in due course for a full	550		(b) Claims Handling: If any such claim or allegation as described in Clause	622
	set of securities from the appropriate interested parties covering all goods	551		16(a) shall be made against the Owners or against any vessel owned by any	623
	and containers. The Charterers agree to co-operate with the Owners and	552		of them, the Charterers provided it is accepted by Owners P&I will:	624
	the Owners’ appointed adjusters, to assist by supplying manifest and other	553		(i) take over the conduct and defence of such claim or allegation and	625
	information and, where required, to endeavour to secure the assistance of	554		settle same at their own expense obtaining, where appropriate,relea-	626
	the Charterers’ local agents in the collection of security, at the Owners’ ex-	555		ses in joint names or, should the Owners so request,	627
	pense.	556		(ii) put the Owners in funds to meet legal fees, witness and third party ex-	628
	All goods and containers shall contribute in general average, whether ship-	557		penses and settlement funds, excluding the Owners’ own office expen-	629
	ped on or under deck. Charter hire shall not contribute.	558		ses, to deal with such claim or allegation themselves.	630
	General average shall be adjusted in any currency at the sole option of the	559		(c) General Indemnity: If in spite of Clause 16(a) any claims as therein des-	631
	Owners. Exchange into the currency of adjustment shall be calculated at the	560		cribed are nevertheless made, the Charterers shall indemnify the Owners	632
	rate prevailing on the date of payment for disbursements and on the date of	561		and such servant, agent or sub-contractor against all consequences what-	633
	completion of discharge of the Vessel for allowances, contributory values,	562		soever thereof, without prejudice to the Charterers’ right subsequently to	634
	etc. The Owners shall not declare General Average when the amount of	563		initiate action against the Owners.	635
	sacrifices and expenses admissible in General Average arising in			(d) Fines etc., Indemnity: The Charterers shall indemnify the Owners against	636
	connection with the Vessel is estimated not to exceed USD 500,000.			any expenses, fines, liabilities, losses, damages, claims or demands which	637
	(d) Salvage: All time lost and all legal and other expenses (excluding any	564		the Owners may incur or suffer by reason of any failure of the goods or con-	638
	damage to the Vessel) incurred in saving or attempting to save life or pro-	565		tainers or the documentation relating thereto to comply with any relevant	639
	perty shall be borne equally by the Owners and the Charterers. All salvage	566		laws, regulations, directions or notices of customs, port and other authori-	640
	and proceeds from derelicts shall be divided equally between the Owners	567		ties, or by reasons of any infestation, contamination or condemnation of	641
	and the Charterers after deducting the Master’s, Officers’ and crew’s share.	568		goods or containers or infestation, damage or contamination of the Vessel	642
	The Charterers shall be bound by all measures taken by the Owners in order	569		by the Charterers’ goods or containers.	643
	to secure payment of salvage and to settle its amount.	570		(e) Time Limit: The Charterers shall be discharged from all liability under	644
	(e) Liens: The Charterers warrant that they will not suffer, nor permit to be	571		this Charter Party unless notice of arbitration in accordance with Clause 20	645
	continued, any lien or encumbrance incurred by them or their agents, which	572		is given within 15 months of redelivery.	646
	might have priority over the title and interest of the Owners in the Vessel. In	573		(f) Agency: Without prejudice to sub-clause 16 (a) the Owners authorise and	647
	no event shall the Charterers procure, nor permit to be procured, for the	574		empower the Charterers to act as the Owners’ agents and/or trustees to sti-	648
	Vessel any supplies, necessaries or services without previously obtaining a	575		pulate for the Owners to have as against other persons the benefit of any im-	649
	statement, signed by an authorised representative of the furnisher thereof.	576		munities, exemptions or liberties regarding the goods and containers the	650
	acknowledging that such supplies, necessaries or services are being furni-	577		subject of this Charter Party or their carriage but the Charterers shall have	651
	shed on the credit of the Charterers and not on the credit of the Vessel or of	578		no authority to make any contracts imposing any obligations upon the Ow-	652
	the Owners and that the furnisher claims no maritime lien on the Vessel	579		ners in connection with the goods and containers or their carriage.	653
	therefor.	580		(g) General Average Exclusion: Nothing in this Clause 16 shall apply to pre-	654
	The Owners shall have a lien on the Charterers’ goods and containers and	581		clude any claim made by the owners of any property on board the Vessel for	655
	upon all sub-freights and/or sub-hire for unpaid charter hire, unreimbursed	582		general average contribution in accordance with the York-Antwerp Rules	656
	Charterers’ expenses initially paid by the Owners and contributions in gen-	583		1994 ~~1974 or any amendment thereto.~~	657
	eral average properly due.	584		(h) Claims Authority: The Charterers shall make no payment in excess of the	658
				amount as stated in Box 32 in settlement of a claim for which they intend to	659
15.	Sundry Matters	585		seek recovery from the Owners without prior consultation with the Owners.	660
	(a) Pilotage/Towage: Although engaged by the Charterers or their agents	586		The Owners authorise the Charterers to grant extensions of time in respect	661
	and paid by the Charterers, all pilotage, towage and other such services to	587		of such claims provided the Charterers give the Owners immediate notice	662
	the Vessel to assist with navigation shall be engaged as agents of the Ow-	588		thereof.	663
	ners who, for the purposes of this Charter Party, shall remain responsible for	589
	the due performance thereof. Nothing contained in this Charter Party shall	590	17.	Owners’ Responsibilities/Liabilities	664
	be construed as a demise of the Vessel to the Charterers and the Owners	591		Except as elsewhere provided in this Charter Party, the responsibilities and	665
	remain responsible for the navigation thereof at all times.	592		liabilities of the Owners shall be as follows:	666
	~~(b) Watchmen: The cost of compulsory shore gangway watchmen shall be~~	593		(a) For Goods and Containers: The Owners shall be liable for loss, damage	667
	~~borne equally between the Owners and the Charterers throughout the cur-~~	594		or expense in respect of goods and containers arising or resulting from:	668
	~~rency of this Charter Party.~~ See line 140	595		(i) lack of due diligence on their part before and at the beginning of each	669
	~~(c) Stowaways: Any costs incurred in respect of stowaways shall be for the~~	596		voyage to make the Vessel seaworthy and to properly man, equip and	670
	~~Owners’ account, unless it can be established that the means by which the~~	597		supply it and make all parts of the Vessel in which goods and contain-	671
	~~Stowaway gained access to the Vessel was by secreting away in the Char-~~	598		ers are carried fit and safe for their reception, carriage and preserva-	672

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	tion, unless the Charterers consent to lead container’s in parts of the	673	days notice to the Charterers, the Owners shall be entitled to effect any rea-	748
	Vessel which the Master considers to be unfit, in which case the Char-	674	sonable change to this value. The Owners agree that their insured value for	749
	terers shall indemnify Ihe Owners,	675	the purpose of this Clause shall represent the Charterers maximum liability	750
	(ii) failure on their part properly and carefully to carry, keep and care for	676	to the Owners for damage to the Vessel in accordance with Clause 6 (i) in-	751
	the goods and containers while on board, or	677	cluding time spent on repairs.	752
	(iii) unreasonable deviation from the voyage ordered or approved by the	678	(b) Protection and Indemnity (P & I): The Owners and the Charterers warrant	753
	Charterers.	679	that the Vessel is entered on full terms with their respective P & I Clubs as in-	754
	(b) For Refrigerated Goods: In respect of blown-air containers, the Owners	680	dicated in Boxes 30 and 31 and that such entries will be maintained with all	755
	shall be responsible only to maintain the supply of air at the required tempe-	681	calls paid up to date throughout the currency of this Charter Party.	756
	rature to the containers, provided proper instructions are given to the Mas-	682	(c) War Risks: The Owners warrant that the Vessel is insured against loss of	757
	ter by the Charterers and the containers are presented at the carriage tem-	683	the Vessel by War Risks and War P & I Risks for IWL trading excluding addi-	758
	peratures.	684	tional premium/restricted/ prohibited areas, which cover will be maintained	759
	In respect of integral refrigerated containers or blown-air containers with a	685
	marine refrigeration clip-on unit attached or any containers with any ma-	686
	chinery for temperature/atmosphere control containing goods, the Owners	687
	shall be responsible for the provision of electrical power only. The Owners	688
	shall endeavour to monitor and record the performance of all such units	689
	whilst on board in accordance with the Charterers’ instructions and to re-	690
	pair and rectify any breakdown, fault or deficiency which may occur in res-	691
	pect of such units, using the resources on board the Vessel. If repair works	692
	are performed, all additional expenses incurred by the Owners, including	693
	spare parts, shall be for the account of the Charterers and the Vessel’s crew	694
	shall always be considered the Charterers servants. If such resources are	695
	insufficient, the Owners shall immediately notify the Charterers so they may	696
	take action to obtain any required spares or specialised repair facilities.	697
	Except as provided above, the Owners shall not be liable for malfunctioning	698
	of integral refrigerated containers and power packs put on board by the	699
	Charterers.	700
	The Owners shall be entitled to reject and require the Charterers to dis-	701
	charge any container loaded at a temperature not within the required carri-	702
	age temperature range. If, at the Charterers’ request, Ihe Owners consent to	703
	receive and carry such container(s), the Charterers shall indemnify the Ow-	704
	ners against all consequences thereat.	705
	(c) Limitation of Liability: The liability of the Owners to the Charterers for	706
	loss, damage or expense in respect of goods and containers as herein pro-	707
	vided shall be limited as follows:	708
	(i) In respect of goods liability shall be en the same basis as applicable	709
	under mandatory law between the Charterers and a third party by rea-	710
	son of the Charterers having issued a bill of lading or similar contract of	711
	carriage, provided that such Bill of Lading contains no declaration of	712
	value. Where no mandatory law so applies, liability shall be limited to	713
	~~GB-Pounds 100~~ 666,67 SDR per package or 2 SDR per KG of the	714
	goods weight whichever is higher.
	(ii) In respect of containers, liability shall be the reasonable cost of repair or	715
	the value of the container at the time of such loss or damage, which-	716
	ever is the lesser. The value of a leased container is the value stated in	717
	the lease agreement and for an owned container it is its market value.	718
	For the purpose of this Charter Party containers not owned or leased by	719
	the Charterers shall be regarded as goods for liability purposes.	720
	(d) Time Limit: Except as provided in Clause 16(h), the Owners shall be dis-	721
	charged from all liability under this Charter Party in respect of claims for	722
	which extensions of time have not been sought and obtained by the Charter-	723
	ers unless notice of arbitration in accordance with Clause 20 is given within	724
	15 months of the delivery of goods, if the claim relates to goods, or the date	725
	when the Charterers become aware of the incident giving rise to the claim	726
	for all other claims.	727
	(e) For Personal Injury: The Owners shall indemnify the Charterers against	728
	any claims for personal injury incurred on or about the Vessel unless	729
	caused by the negligence of the Charterers, their servants, agents or sub-	730
	contractors or any defect in the Charterers’ goods and/or containers.	731
	(f) Limitation Proceedings: The Owners shall have the control and conduct of	732
	any limitation proceedings on the joint behalf of the Owners and the Char-	733
	terers. If successful, any unrecovered costs of such proceedings shall be	734
	borne equally between the Owners and the Charterers. If unsuccessful, the	735
	costs shall be borne by the party responsible under the terms of this Charter	736
	Party for the factor which caused the proceedings to fail. If more than one	737
	factor contributed and the Owners and the Charterers were each respons-	738
	ible for at least one factor the costs shall be borne equally.	739
	(g) Consequential Loss: Under no circumstances shall the Owners be res-	740
	ponsibte for any indirect or consequential loss arising from loss, damage or	741
	delay to goods and containers. howsoever caused.	742

18.	Insurances	743
	(a) Holland Machinery: The Owners warrant that the Vessel is insured under	744
	Institute Time Clauses or similar clauses for IWL trading against loss, dam-	745
	age and collision liabilities for the value as indicated in Box 27 which cover	746
	will be maintained throughout the currency of this Charter Party. Upon 10	747

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	Throughout the currency of this Charter Party	760			aimed at enforcing the same to which the Owners are subject, and to
					obey the orders and directions of those who are charged with their
19.	War Risks Clause for time Charter, 2004	761			enforcement;
	(a) For the purpose of this Clause, the words:
					(iv) to discharge at any other port any cargo or part thereof which may
	(i) «Owners» shall include the shipowners, bareboat charterers,				render the Vessel liable to confiscation as a contraband carrier;
	disponent owners, managers or other operators who are charged with the
	management of the Vessel, and the Master; and				(v) to call at any other port to change the crew or any part thereof or other
					persons on board the vessel when there is reason to believe that they
	(ii) «War Risks» shall include any actual, threatened or reported:				may be subject to internment, imprisonment or other sanctions.
	war; act of war; civil war; hostilities; revolution; rebellion; civil
	commotion; warlike operations; laying of mines; acts of piracy; acts of				(g) If in accordance with their rights under the foregoing provisions of
	terrorists; acts of hostility or malicious damage; blockades (whether				this Clause, the Owners shall refuse to proceed to a loading or
	imposed against all vessels or imposed selectively against vessels of				discharging ports, or any one or more of them, they shall immediately
	certain flags or ownership or against certain cargoes or crews or				inform the Charterers. No cargo shall be discharged at any alternative
	otherwise howsoever); by any person, body, terrorist or political group, or				port without first giving the Charterers notice of the Owners’ intention to
	the Government of any state whatsoever, which, in the reasonable				do so and requesting them to nominate a safe port for such discharge.
	judgement of the Master and/or the Owners, may be dangerous or are				Failing such nomination by the Charterers within 48 hours of the receipt
	likely to be or to become dangerous to the Vessel, her cargo, crew or				of such notice and request, the Owners may discharge the cargo at any
	other persons on board the Vessel.				safe port of their own choice.

	(b) The Vessel, unless the written consent of the Owners be first				(h) If in compliance with any of the provisions of sub-clauses (b) to (g) of
	obtained, shall not be ordered to or required to continue to or through,				this Clause anything is done or not done, such shall not be deemed a
	any port, place, area or zone (whether of land or sea), or any waterway or				deviation, but shall be considered as due fulfilment of this Charter Party.
	canal, where it appears that the Vessel, her cargo, crew or other persons
	on board the Vessel, in the reasonable judgement of the Master and/or
	the Owners, may be, or are likely to be, exposed to War Risks. Should the				~~War~~
	Vessel be within any such place as aforsaid, which only becomes				~~(a) Unless the consent of the Owners be first obtained, the Vessel shall not~~	762
	dangerous, or is likely to be or to become dangerous, after her entry into				~~be ordered to nor obliged to:~~	763
	it, she shall be at liberty to leave it.			~~(i)~~	~~remain in or pass through any area which is dangerous or is likely to~~	764
					~~become dangerous as a result of war, hostilities, warlike action or piracy,~~	765
	(c) The Vessel shall not be required to load contraband cargo, or to pass				~~actual or threatened, nor~~	766
	through any blockade, whether such blockade be imposed on all vessels, or			~~(ii)~~	~~call at any port where there is any revolution, civil war, civil commotion or~~	767
	is imposed selectively in any way whatsoever against vessels of certain				~~any threat thereof, nor~~	768
	flags or ownership, or against certain cargoes or crews or otherwise			~~(iii)~~	~~carry any goods that may in any way expose her to any risk of seizure,~~	769
	howsoever, or to proceed to an area where she shall be subject, or is				~~capture or detention.~~	770
	likely to be subject to a belligerent’s right of search and/ or confiscation.				~~(b) However, should the Owners consent to allowing the Vessel to proceed,~~	771
					~~notwithstanding the existence or threat of the danger(s) outlined in Clause~~	772
	(d) (i) The Owners may effect war risks insurance in respect of the Hull				~~19(a), the Owners agree that the Vessel proceeds at their own risk in con-~~	773
	and Machinery of the Vessel and their other interests (including, but not				~~sideration of the Charterers agreeing that the Owners may effect the follow-~~	774
	limited to, loss of earnings and detention, the crew and their protection				~~ing insurances for which the Charterers will reimburse the Owners the net~~	775
	and indemnity Risks), and the premiums and/or calls thereafter shall be				~~cost of premium/calls therefor. (See Clause 6 (n))~~	776
	for their account.			~~(i)~~	~~Reinstatement of the War Risks cover on Hull and P & I for trading to the~~	777
					~~required area.~~	778
	(ii) If the Underwritters of such insurance should require payment of			~~(ii)~~	~~Any further additional premia necessary to maintain Hull cover whilst~~	779
	premiums andl or calls because, pursuant to the Charterers’ orders, the				~~blocked or trapped pending release of the Vessel, acceptance of con-~~	780
	Vessel is within, or is due to enter and remain within, or pass through any				~~structive total loss by insurers or trapped for 355 consecutive days,~~	781
	area or areas which are specified by such Underwritters as being subject				~~whichever shall first occur.~~	782
	to additional premiums because of War Risks, then the actual premiums			~~(iii)~~	~~Insurance of hire on the Vessel for not exceeding 365 days.~~	783
	and/or calls paid shall be reimbursed by the Charterers to the Owners at				~~(c) In the event of the wages of the Master, Officers and/or crew and/or other~~	784
	the same time as the next payment of hire is due, or upon redelivery,				~~of the Vessel’s operating expenses are affected by any of the factors men-~~	785
	whichever occurs first.				~~tioned in (a) above, the amount of any increase shall be added to the hire~~	786
					~~due upon production of the Owners’ account therefor together with appro-~~	787
	(e) If the Owners become liable under the terms of erntoyment to pay to				~~priate receipts and paid by the Charterers to the Owners with the next hire~~	788
	the crew any bonus or additional wages in respect of sailing into an area				~~payment.~~	789
	which is dangerous in the manner delined by the said terms, then the				~~(d) The Vessel shall have the liberty to comply with any orders or directions of~~	790
	actual bonus or additional wages paid shall be reimbursed to the Owners				~~whatsoever nature given by the government of the nation where the Ow-~~	791
	by the Charterers at the same time as the next payment of hire is due, or				~~ners are domiciled or whose flag the Vessel flies or any other government or~~	792
	upon redelivery, whichever occurs first.				~~person or body acting, or purporting to act, with the authority of such gov-~~	793
					~~ernment or by any party having, under the terms of the war risk insurance on~~	794
	(f) The Vessel shall have the liberty:-				~~the Vessel, the right to give such orders or directions.~~	795
					~~(e) In the event of the outbreak of war, whether there be a declaration of war~~	796
	(i) to comply with all orders, directions, recommendations or advice as to				~~or not, between any two or more of the following countries or involving the~~	797
	departure, arrival, routes, sailing in convoy, ports of call, stoppages,				~~nation where the Owners are domiciled or whose flag the Vessel flies:~~	798
	destinations, discharge of cargo, delivery, or in any other way				~~People’s Republic of China, France, Federal Republic of Germany, United~~	799
	whatsoever, which are given by the Government of the Nation under				~~States of America, United Kingdom, Union of Soviet Socialist Republics,~~	800
	whose flag the Vessel sails, or other Government to whose laws the				~~either the Owners or the Charterers may cancel this Charter Party and, un-~~	801
	Owners are subject, or any other Government, body or group whatsoever				~~less otherwise agreed, the Vessel shall be redelivered to the Owners at the~~	802
	acting with the power to compel compliance with their orders or				~~port of destination or, if debarred under this Clause from reaching or enter-~~	803
	directions;				~~ing it, at a near open and safe port at the Owners’ option after discharge of~~	804
					~~any goods and containers on board.~~	805
	(ii) to comply with the order, directions or recommendations of any war				~~(f) If in compliance with the provisions of this Clause anything is done or is~~	806
	risks underwriters who have the authority to give the same under the				~~not done, such shall not be deemed a deviation.~~	807
	terms of the war risks insurance;
			28.		Law and Arbitration	808
	(iii) to comply with the terms of any resolution of the Security Council of		*)		(a) London: This Charter Party shall be governed by English law and any dis-	809
	the United Nations, the effective orders of any other Supranational body				pute arising out of this Charter Party shall be referred to arbitration in Lon-	810
	which has the right to issue and give the same, and with national laws

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

	don, one arbitrator being appointed by each party, in accordance with the	811		If Box 34 in PART I is not filled in, sub-clause (a) of this Clause shall apply.	829
	Arbitration Acts 1996 ~~1950 and 1979~~ or any statutory modification or re-enact-	812	*)	(a), (b) and (c) are alternatives; indicate alternative agreed in Box 34.	830
	ment thereof for the time being in force. On the receipt by one party of the	813
	nomination in writing of the other party’s arbitrator, that party shall appoint	814	~~21.~~	~~Commission~~	831
	their arbitrator within fourteen days, failing which the decision of the single	815		~~The Owners shall pay a commission at the rate stated in Box 35 to the party~~	832
	Arbitrator appointed shall apply. If two Arbitrators properly appointed shall	816		~~mentioned in Box 35 on any hire paid under this Charter Party but in no case~~	833
	not agree they shall appoint an umpire whose decision shall be final.	817		~~less than is necessary to cover the actual expenses of the Brokers. If the full~~	834
*)	(b) New York: Should any dispute arise out of this Charter Party, the matter in	818		~~hire is not paid owing to breach of Charter Party by either of the parties the~~	835
	dispute shall be referred to three persons in New York, one to be appointed	819		~~party liable therefor shall indemnify the Brokers against their loss of com-~~	836
	by each of the parties hereto, and the third by the two so chosen; their deci-	820		~~mission.~~	837
	sion or that of any two of them shall be final, and for the purpose of enforcing	821		~~Should the parties agree to cancel this Charter Party, the Owners shall in-~~	838
	any award, this agreement may be made a rule of the Court. The arbitrators	822		~~demnify the Brokers against any loss of commission but in such case the~~	839
	shall be members of the Society of Maritime Arbitrators, Inc. of New York	823		~~commission shall not exceed the brokerage on one year’s hire.~~	840
	and the proceedings shall be conducted in accordance with the rules of the	824
	Society.	825	22.	Notices	841
*)	(c) Alternative: Any dispute arising out of this Charter Party shall be referred	826		Any notice to the Owners shall be sent to the address as indicated in Box 3.	842
	to arbitration at the place indicated in Box 34, subject to the law and proce-	827		Any notice to the Charterers shall be sent to the address as indicated in	843
	dures applicable there.	828		Box 4.	844

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

RIDER CLAUSES TO Hull No. S4021
CHARTER PARTY DATED 30/03/2011

PART III-VESELL’S DESCRIPTION - See also Cl.56

8.800 teu/ Gearless Cellular Container ship.

MANAGERS	Costamare Shipping Company S.A 60 Zephyrou str & Syngrou ave. 175 64 Athens – Greece Phone: +30 210 9490000 Fax:+30 210 9409051/52 E-Mail: info@costamare.com
YEAR BUILT	2013
SHIPYARD	Sungdong Shipbuilding & Marine Engineering Co., LTD
CLASS	G.L X 100A5, “Container Ship”, DG, IW, RSD, BWM, +MC, AUT, NAV -O,EP
ENG./BRIDGE	Bridge/ engine semi-aft

8 Holds / 17 Hatches plus one aftermost deck bay. 50 panels with max.
weight 45 m/t including loose lashing materials excluding lashing rods.

Hatch No	Opening	Panels
No 1	12.60 x 23.1 m	2
No 2	12.64 x 33.1 m	3
No 3	12.60 x 38.2 m	3
No 4-17	12.60 x 43.4 m	3 each
No 15	12.60 x 15.2 m	2

The panels are not interchangeable and can be operated in a non-sequential order.

MAIN PARTICULARS
L.O.A		299.95 m
L.B.P		285.50 m
Breadth	(moulded)	48.20 m
Depth	(moulded)	24.60 m
Scantling draught	(moulded)	14.50 m

Design draught	(moulded)	12.50 m
Deadweight @ Scantling Draught		110.875 mt
Deadweight @ Design Draught		86.375 mt

Tank Capacities	Volume (m3)
Fuel Oil	8.300
Diesel Oil	800
Ballast Water	30.000
Fresh Water	400

Max Containers Intake: 8.770 teu

Holds	3.880 teu
Deck	4.890 teu
Total	8.770 teu
1

UNDER DECK CLEARANCES.

In case cargo holds are fully loaded, three (3) tiers of high cube containers (40’ X 8’ X 9’ 6”) can be included per stack, in any sequence.

Calculations with regard to containers intake are subject to compliance with the provisions of “Cargo Securing Manual”, visibility restrictions from the Bridge, stress and stability limitations.

Fittings

Holds.

Fully cellularized in holds for loading 20’/40’ containers. 2x20’ can be loaded from the first tier in all cargo holds. 40’ cells in all cargo holds capable for loading either 1x40’ or, 2x20’ units up to 9th tier.

Deck.

Fully fitted for loading 20’ or 40’ containers. Fully fitted with restraint devices including full set of O.S.H.A approved loose fittings and lashings. Aftermost Bay is arranged exclusively for the stowage of 40’ containers. 45’ units can be arranged above 3rd/4th tier except Bays No 2-6 and 70.

4 sets of one tier (two levels) and 14 sets of two tier (3 levels) lashing bridges are provided for optimum tier weight distribution. Total 18 sets of lashing bridges.

Stack weights.

On Hatch Covers

20’	90 mt/ stack
40’	170 mt/stack

Above aft mooring deck

40’	120 mt/stack

In Holds

20’	30 mt/ unit
40’	30 mt/ unit

Stack weights are given for structural strengthening aspects and actual tier weight distribution shall be in compliance with the lashing forces calculation results.

Reefer Plugs

On deck	1.272 pcs
In Holds	190 pcs
Total	1.462 pcs	Reefer plugs A.C 440V, 60 Hz, 32A CEE 17-3h type.

Machinery

Main Engine	One (1) set MAN 9S90ME-C8.2 Tier II
MCR	47.430 kW at 78 rpm
NCR (85% MCR)	40.316 kW at 73.9 rpm
Generators	Two (2) sets x 3.860 kW plus two (2) sets x 4.345 kW

Emergency Generator	One (1) set Emergency diesel generator 500 kW.

Fuel Specifications

Main and Auxiliary Engines	HFO Max 700 cSt @ 50° C

The bunkers to be delivered must meet ISO 8217:2005 International Standards.

Service Speed

Service speed shall be about ***** knots, at the scantling draught of 14,5 m, at 85% MCR of main engine with ***** sea margin, with clean bottom, wind max. beaufort scale 4 and deep sea condition.

Consumption.

The daily fuel oil consumption of the Main Engine shall be about ***** metric tons plus ***** tolerance, at NCR, at shop trial, based on marine diesel oil having a low calorific value of 10.200 kcal/ kgr, at ISO ambient conditions.

Remark: Above speed/ consumption figures purely based on data provided by shipyard and will be confirmed after vessel’s delivery.

Endurance: ***** nm

STABILITY

Homogeneous loading at 14t, with 45% containers VCG, at scantling draught, basis full consumables on departure and 10% on arrival, satisfying IMO stability criterion.

About 7.080 teu.

LOADING OF DANGEROUS GOODS (D.O.C provisions)

Compartment	D.G Classes permitted.
Cargo hold No1	Class 1/2/3/4/5.1/6.1/8/9
Cargo holds No 2, 3, 4, 6	Class 2/3/4/5.1/6.1/8/9
Weather Deck	Class 1/2/3/4/5.1/5.2/6.1/8/9

SUNDRY

•	Water Ballast Treatment Plant.
•	Alternative Marine Power System capable of supplying 60% capacity of reefer container.
•	Full spade rudder with flap system (Becker type).
•	Compliance with MARPOL Reg.12A, fully protected fuel oil tanks.
•	Compliance with, l.S.M, l.S.O and l.S.P.S code requirements.
•	Hydraulic “Side Pilot Doors” for pilot access.
•	Bow thruster 3.000 kW.
•	C02 fire fighting system for Cargo Holds, Engine Room.
•	Dedicated anti-heeling tanks. Auto anti-heeling pump, capacity 1.000 cbm/hour
•	All modern Satcom and Navigation aids, including dual “Integrated Navigation System”.
•	Modern Loadmaster computer with enhanced futures.

“All details “about” and to be confirmed after vessel’s delivery”

Clause 23:	Re-securing cargo

Re-securing cargo with proper care shall be attended to by the crew during the steaming time as Charterers’ servants but always free of charge to Charterers.

Clause 24:	Deleted

Clause 25:	Fuel consumed while off-hire

Fuel used by the vessel while off-hire to be agreed as to quantity, and the cost of replacing the same to be allowed as a deduction from the hire. Bunkers replacing cost based on actual price of Charterers’ last replenishment.

Clause 26:	Charterers’ Lien

Charterers’ to have a lien on the vessel for all money paid in advance and not earned, and any overpaid hire or excess deposit shall be immediately refunded to Charterers upon demand.

Clause 27:	Deleted

Clause 28:	Management of the Vessel

The Vessel shall be managed for the entire charter period by Costamare Shipping Company S.A. having its principal place of business in 60 Zephyrou str and Syngrou ave. 175 64 Athens, Greece on appointment of the Owners. The Owners shall remain responsible for the performance of this charter. Unless the Charterers’ prior written consent be obtained, the Owners cannot change the ship management company during the currency of this charter. (See Clause 13 (m)).

Clause 29:	Owners’ expenses

Owners to also provide and pay for all other expenses of Officers and crew including immigration fees and also consular fees necessitated because of the vessel’s flag or nationality of Owners. Vessel to have on board all certificates necessary to comply with current requirements at ports of call and canals for and during the service failing which the Owners are to be responsible for all time lost and expenses incurred thereby.

Clause 30:	Fumigation

Vessel to be delivered with valid deratisation or exemption certificate on board and if such does not cover the whole period of time-charter and fumigation and/or deratisation is necessary, cost of the same and detention to be for the Owners’ account.

Clause 31:	Deduction from Charter Hire

Charterers have the liberty to deduct bunkers cost on redelivery and estimated Owners’ disbursement which have not been settled during period from last hire payment until the date of re-delivery. Undisputed off-hire, vessel’s performance claims and actual Owners’ disbursements with Owners’ consent shall be deducted by Charterers from the charter hire during the period of Charter Party.

Clause 32:	Seizure or Detention

Should the vessel be seized or detained by any authority during the currency of this Charter party, the Charterers’ liability for payment of hire shall cease immediately from the time of her seizure or detention and all time so lost shall be treated as off-hire until the time of her release unless such seizure or detention is caused by any act or omission or default of the Charterers, sub-Charterers or their servants or Agents or by any reason of cargo carried.

Any extra expenses incurred by and/or during above seizure or detention are to be for Owners’ account unless such seizure or detention is caused by any act or omission or default of the Charterers, sub-Charterers or their servants or Agents or by reason of cargo carried. If the vessel is off-hired for Sixty (60) consecutive days by reason of above seizure or detention unless such seizure or detention is caused by any act or omission or default of the Charterers or their Agents or by reason of cargo carried. Charterers to have option as per Clause 69. Should the vessel have the possibility or risk to be seized or detained, the acknowledged party shall notify the other party immediately without delay.

Clause 33:	Return Insurance

Charterers to have the benefit of any return insurance premium receivable by the Owners from the Underwriters by reason of the vessel being in port for a minimum of thirty (30) days, provided the vessel is on full hire for this period or pro rata for the time on hire.

Clause 34:	Blockade/Boycott/Picket/Blacklisted

Should the vessel be boycotted, picketed, blacklisted or delayed by any similar action at a port or place by shore and/or port labor and/or tug boats and/or pilots or governments and/or competent authority or ITF, because of the terms and conditions on which the Officers and/or crew are employed, or by reason of the vessel’s Ownership, flag, vessel’s fittings and/or her other equipment, all consequences and any extra expenses incurred thereby to be for Owners’ account and Charterers are entitled to put the vessel off-hire for any time lost. Charterers undertake not to order the vessel to a port where the vessel’s flag is under Boycott, blacklisted, picket or other threat.

Clause 35:	Communication Equipment

The vessel shall be equipped with Inmarsat Satcom. See box 6.

Owners shall maintain and keep the Orion system on line, provided that the Charterers agree to pay fees associated with the ocean route service when it apply. The Charterers will provide ocean route service from every October to the next year’s April and pay the fees for this period of time. If requested by the Master/Owners to provide same services from May to September, the Owners agree to pay the fees accordingly.

Clause 36:	Arrest

Should the vessel be arrested during the currency of the Charter Party at the suit of any person having a claim against or any interest in the vessel, hire under this Charter Party shall not be payable in respect of any time actually lost to the Charterers whilst the vessel remains under arrest and remains unemployed as a result of such arrest and the Owners shall reimburse the Charterers any direct expenditure including but not limited to stevedoring stand by, additional wharfage, shifting expenses if shifting is ordered by the port authority as a result of the arrest and additional agency expenses, if any, which they may incur under this Charter Party in respect of any period during which by virtue of the operation of the clause, no hire is payable. The Clause shall be inoperative should the arrest be caused through any act, or omission, or default of the Charterers or their Agents or by reason of cargo carried.

Clause 37:	Insufficient Crewmembers

Any time lost by the vessel by reason of the full crew not being on board when the vessel is ready to sail or from crew’s strike to be for Owners’ account and all cost/expenses reasonably incurred for keeping waiting or canceling tugs, pilot or mooring boats to be for Owners’ account.

Clause 38:	Benefit of Owners’ P.&I. Club

Charterers have the benefit of Owners’ P&I. Club association as far as the Club’s rules permit.

Clause 39:	Pollution

The Owners warrant that during the currency of this Charter Party the vessel will comply with any international and/or governmental and/or state and/or provincial rules and regulations pertaining to water pollution. Should any delay to the vessel or extension of voyage occur from failure to comply with any of the provisions of the said law, rules and/or regulations or amendments thereto, the vessel to be considered off-hire for the period of such delay or extension. The Owners hereby accept full responsibility for and indemnify the Charterers against all claims, liabilities, cost and expenses which arise including but not limited to claims by the Charterers against the Owners by reason of any non-compliance.

Clause 40:	Taxes

Taxes and/or dues on the vessel and/or cargo and/or freight (except income tax and/or time charter hire levied in the country of the vessel and/or Owners’ domicile ) arising out of the Charterers cargoes carried or the ports visited under this Charter Party should be for Charterers’ account.

Clause 41:	Fresh Water

Fresh water consumed under this Charter Party for the purposed of drinking and washing of Master, Officers, crew on board to be for the Owners’ account and same used by stevedores and/or for the purposes of hold cleaning and/or for Charterers business to be Charterers’ account.

Clause 42:	Deviation

Vessel has the liberty to deviate for the purpose of saving life and/or property and to tow and assist vessels in distress, such operation not be deemed to be a diversion under Charter Party but salvage attribution thus payable to vessel to be equally divided with Charterers after proper deduction of expenses, if any (including captain’s Officers’ and crew’s share) incurred in this respect.

Shall the vessel become involve either of the case, the Master/the Owner will do their utmost to minimize any delay to the Charterers.

Clause 43:	Itinerary of Vessel

During voyages master to keep Charterers and their agents informed of the Vessel’s position and expected time of arrival at next port. Charterers will separately advise master of procedures for maintaining proper communications.

Charterers undertake to inform Owners during the period of Charter as regards the itinerary of the vessel and names and full style of their Agents at ports of call whenever so required by the Owners.

Clause 44:	Agents

Owners to appoint Owners’ agent to attend major Owners matters such as delivery, redelivery, general average, hospitalization, dry docking and major repairs. All other husbandry matters will be attended by Charterers agents at Owner’s request and Owners to pay for actual services/ expenses incurred, together with 2,5% commission as per tariff.

Clause 45:	Communication: entertainment and victualling fee

Charterers to pay Owners at the lump sum rate of USD900.00 monthly for communication, entertainment/ victualling expenses. If actual expenses increase 20 pct or more than above amount, over a period of one year, Owners to provide vouchers and amount to be increased accordingly.

Clause 46:	Deleted

Clause 47:	Vaccination Certificates

Owners to arrange at their expenses that the Master, Officers and crew of the vessel hold valid vaccination certificates against yellow fever and smallpox or other necessary health certificates unless these are required due to previous port(s) of vessel’s call under this Charter Party upon delivery of the vessel and throughout the time charter period.

Clause 48:	Pestilence and illness

Normal quarantine time and expenses to enter port to be Charterers’ account. Any extra time or detention and expenses for quarantine due to pestilence and illness of the vessel’s Master, Officers and crew to be for Owner’s account but if quarantine detention is on account of the vessel having been sent by Charterers to any infected port including but not limited CIS ports, such detention time and expenses to be for the Charterers’ account.

Clause 49:	Bunkers on delivery/redelivery

Vessel to deliver with bunker quantities as on board but always sufficient to safely reach main bunkering port. Bunkers on redelivery to be about the same quantities as actually having been on board on delivery but always sufficient to reach nearest main bunkering port.

Bunker prices will be based on the Platt’s Oilgram mean price on the date and port of delivery and redelivery. If lack of such price at port of delivery/ redelivery, it shall be as per the Platt’s Oilgram mean price at nearest major bunkering port. If the delivery/ redelivery is not working day it shall be as per either that of closest working day or the average of two working days’ Platt’s Oilgram mean price if same interval between thereof

The Charterers have the right to deduct bunkers on redelivery from the last sufficient hire payment(s).

Clause 50:	Damage to Containers and equipment

For any damage caused by stevedores during loading/discharging operation, the Master shall obtain written acknowledgement of receipt or confirmation acknowledging such from stevedores or agent at the time of the occurrence and shall immediately report the incident to the Charterers or their agents as soon as discovered but not later than redelivery.

Clause 51:	Vessel Status

During voyage, the Master to keep the Charterers and all their agents informed of vessel’s position and expected arrival time of the next port.

If the vessel is likely to be delayed by reason of any damage, defect, breakdown, or deficiency of the vessel’s hull, Machinery, equipment or repairs and maintenance including dry-docking thereto, Master or the Owners shall immediately notify such to Charterers and expected readiness.

Clause 52

Vessel not to trade directly between China and Taiwan unless she calls at an intermediary port. However if situation being changed in the future, with Charterers’ prior notice, vessel shall be able to trade directly.

Clause 53:	Cargo claim

Liabilities for cargo claims shall be borne by Owners/time Charterers in accordance with the Interclub New York produce exchange agreement dated 1st September, 1996 and all its reprints thereafter resp. latest amendments thereto.

Clause 54:	Lashing materials

The vessel shall be delivered with complement of fittings/materials requisite for carriage of containers fully fitted as per maximum quantities of ISO standard containers which may be carried in accordance with the details provided in Appendix I (Full Specification) hereto and crew to maintain sufficiency of lashing material throughout the period. Master to keep record of all Owners’ fittings/lashing materials rendered to Charterers. Charterers to pay lumpsum U.S.$ 1750 every 30 days/pro rata for damaged and/or lost loose lashing materials. Such lumpsum figure shall be adjusted subject to mutual agreement after 12 months from commencement of Charter period.

Clause 55

It is understood that the Charterers will employ the vessel in the container trade. The Charterers have the option to also to load yachts and other lawful generals allowed for a full-container ship at the Master’s discretion, which not to be unreasonable withheld, suitable for the safe stowage and carriage onboard the vessel, provided complying fully with IMO and other relevant regulations and regulations applicable at port of call or transiting ports/canals etc. Any extra insurance and/or any extra expenses and/or all stowing material required by the Master and/or loss of the time due to loading and/or shipping of the same to be for the Charterers’ account. Any deck cargo (containers excluded) to be at the Charterers’ risk and expenses, and only to be loaded as far as vessel stability/trim/visibility and permissible weights permit.

Clause 56	Vessel’s Description

(1) The Vessel’s preliminary description in Part III and full specifications attached in Appendix I hereof (both of which are inserted for information purposes only and the Vessel’s conformity with Charter Party requirements will be determined by reference to the Final Description only) shall be finalized within one (1) month after delivery to reflect the actual characteristics and performance of each vessel (the “Final Description”, which will be issued once available as APPENDIX II of this Charter Party by way of addendum) and will be accepted by Charterers (without any other claim except the claim for compensation permitted hereby), provided that in case any compensation is received by the Owners from the shipyard for reasons other than delay, the Owners will pay over to Charterers 40% of such compensation.

(2) The Owners shall promptly notify the Charterers of any proposed changes to the preliminary description and/or full specifications if such changes relate to the characteristics and performance (speed/consumption), capacity of the vessel, delivery schedule, compensation and/or Owners’ cancellation rights. Owners shall not make any changes to the same without obtaining the prior written consent of the Charterers which is not to he unreasonably withheld or unduly delayed.

(3) Acceptance of the delivery as per preliminary description and of the Final Description as above provided shall be without prejudice to Charterers’ right to claim proved loss during currency of the charter pursuant to Charter Party and ruling jurisdiction for non conformity of actual performance with the Final Description.

Clause 57

The Owners to pay the cost of delays, expenses or fines incurred on account of smuggling or carriage of contraband drugs and marijuana by vessel’s Officers or crew or servants. If any delay is caused to the vessel due to smuggling and/or discovery of contraband drugs and/or marijuana in sealed containers and other goods shipped by Charterers attributable to a third party (person or person unknown) then the vessel to remain on full hire and any fines, taxes, or other penalties levied shall be for Charterers’ account. If contraband drugs and/or marijuana are discovered in any sealed container causing it to be necessary for specifically requested by local port Authorities the Owners’ P.& I. Club to put a bond, as may be demanded by any authority, it is agreed that the Charterers’ P.& I. Club will promptly put up a counter guarantee to support the bond put up by the Owners’ P.& I. Club

Clause 58

The Owners to provide and pay for all lubricating oil, for all deck and engine-room stores and maintain her class and maintain her in a thoroughly efficient state in hull and machinery during service.

Clause 59	Delivery of the Vessel – Cancellation due to delay in delivery or Vessel deficiencies

(1) The Vessel’s delivery date under the shipbuilding contract (which is subject to further changes in accordance with the provisions thereof and provided that the Owners have obtained the Charterers’ prior written consent required under Clause 56(2) hereof) is within 1st quarter 2013.

(2) The Owners shall give to the Charterers 90/60/30/20/12 days’ notices of the expected and a 7/5/3 days notice of the definite delivery date of the Vessel from the shipyard. In the case that the delivery date of the Vessel is changed (delayed or advanced) after such notice, then both the Owners and the Charterers shall liaise with each other (acting in good faith and always considering the Charterers’ trading pattern and sailing schedule) a new delivery date based upon the date proposed by the shipyard.

(3) In respect of any delay, it will be accepted by the Charterers (without any other claim except the claim for compensation permitted hereby) provided that in case any compensation is received by the Owners from the shipyard, the Owners will pay over to the Charterers 40% of such compensation.

(4) Cancellation for reasons due to delay or vessel deficiencies by the Charterers: Back to back with the Owners’ cancellation rights under the shipbuilding contract. The Charterers will not have a cancellation right of the charter in cases where the Owners do not have a right of cancellation under the shipbuilding contract. It is agreed and understood that the Charterers and the Owners shall liaise with each other in all cases before any decision is made to cancel the shipbuilding contract.

(5) The Owners shall keep the Charterers regularly informed of the shipbuilding progress and shall immediately forward to the Charterers any notice/information received from the shipyard regarding delay or advance in delivery.

(6) The Owners will endeavor to arrange for sea trials to be conducted and completed at least 14 days prior to the delivery date of the Vessel. The Owners shall provide the Charterers with the results of the sea trials (including all reports as to speed, consumption and performance) immediately upon receipt or issue but in any event within two (2) days after sea trials and if possible not later than one week before delivery of the Vessel from the shipyard.

Clause 60:	Payment

Hire to be remitted monthly every 15 days in advance by telegraphic transfer into the Owners’ bank account, banking charges if any incurred from remitting bank for the Charterers’ account, the same to be for the Owners’ account if incurred by receiving bank. Last hire period is to be paid in advance pro rata to be estimated date/time of vessel’s redelivery. The Owners to prepare invoice for Charter hire and the same to be sent to the Charterers 7 working days before each Charter hire due.

Clause 61

During the currency of this Charter Party the Owners have the option to sell the Vessel subject to giving the Charterers minimum 20 days notice of their intention to sell the vessel. Charterers, as potential Buyers, will always have the right of first refusal to this sale at terms not less favorable than the terms under which the Owners intend to sell the Vessel to other potential Buyers. If a sale agreement cannot be reached between the Owners and the Charterers within 30 days from Owners giving to the Charterers above notice of sale then the vessel can be negotiated and sold to other Buyers who are not Charterers’ competitors unless Charterers’ consent is firstly obtained which is not to be unreasonably withheld.

In the event of the Vessel’s sale a Tripartite Agreement and/or Novation Agreement will be made between the Owners/Buyers/Charterers in order to govern the rights/obligations/responsibilities/liabilities of Owners/Buyers/Charterers in relation to the transfer of subject time charter from the Owners to the Buyers. The wording of the Tripartite Agreement is to be agreed between the Owners, Buyers and the Charterers.

Clause 62:	Dry-dock the vessel

The Owners to have the option to dry-dock the vessel for normal maintenance and/or according to Class requirements, giving three (3) months notice to the Charterers,

indicating the expected duration. The place should be mutually agreed always considering an economical dry-dock of the trade pattern of the Vessel.

Vessel to be off hire for dry-docking after completion of discharge. Vessel to be on hire again upon completion of dry-docking work and on her arrival alongside the Charterers’ designated berth or at a point equidistant to the point where vessel off-hired.

Clause 63

Should the vessel put back whilst on voyage by reason of break down of machinery, collision, stranding, fire, or other accident or damage to the vessel, or dry-docking or periodical survey, or deviate from the course of the voyage caused by sickness or accident to the Master, Officers, crew or any person on board the vessel, or by reason of sending stowaway, (or refugee), or by reason of the refusal of the Master, Officers, or crew to do their duties, or any Owners’ matter, the payment of hire shall be suspended from the time of inefficiency in port or at sea until the vessel is again efficient in the same position or regain a point of progress equivalent to that when the hire ceased hereunder. Bunkers consumed while the vessel is off hired and all extra expenses incurred shall be for Owners’ account.

Clause 64

Sludge to be disposed by Owners at Owners’ account.

Clause 65

Ostia rule to be applied and vessel, under deck, is fitted hanging stacker to call U.S.A.

Clause 66

Payment of hire to the Owners’ designated bank account. The bank account details to be as specified in the hire invoice, which shall be prepared by the Owners to the Charterers pursuant to Clause 60 of this Charter Party.

Clause 67

The spare parts in respect of Charterers’ refrigerated containers will be furnished by Charterers. Such spare parts shall be delivered to the Charterers at the time required by the Charterers in the same condition as supplied fair wear and tear excepted concerning equipment and also minus any pieces used concerning consumables spare parts. However Master/Officer/crew are to take utmost diligence to protect Charterers property.

Clause 68

Trading limits – As per Box 22.

Clause 69:	Cancellation of Charter Party / off-hire period

If the vessel is off-hire for more than one period of 60 consecutive full days during the course of this charter for any cause, except blocking and trapping as per clause 8(c), scheduled according to class requirements or mutually agreed drydockings/maintenance, and any off-hire time caused by the Charterers, their Agents or a result of or relating to the goods carried, the Charterers shall have the option of cancelling the remaining period of C/P, in case Owners have not provided a substitute vessel with similar specification and acceptable to Charterers.

Clause 70:	Provision of Documents

The Owners shall provide the Charterers, once available, with full specifications (which to be attached as Appendix I of this Charter Party) and shipbuilding contract (including both draft & executed versions) in order for Charterers’ cross check relevant clauses therein. The Owners may delete some sensitive commercial terms (such as, newbuilding price) before providing such documents to the Charterers.

Clause 71:	Deleted

Clause 72:	Deleted

Clause 73:	Reefer containers - Extra Work

The Vessel has total 1,462 reefer plugs (1,272 on deck and 190 in holds) for reefer containers. The Charterers can use all Vessel’s reefer plugs for reefer containers carriage during whole charter period. Cooling and ventilation instructions for reefer containers to be given in writing by the Charterers to master prior to loading. The Owners shall monitor and record (two times a day, weather and sea condition permitting) the performance of all such refrigerated or ventilated units whilst on board. Subject to clause 17(B), the Master shall take any temporary measures for malfunction of the refrigerated containers on board with due diligence using the spare parts supplied by the Charterers on board the Vessel. Owners shall cooperate in requesting ship’s crew to provide the services as required by the Charterers. See Clause 5(b)(viii).

The Master will apply to the Charterers for all officers/crew bonus/compensation and in this respect he should also submit as supporting documents the Charterers’ form/document/distribution list which will be duly signed by the Charterers’ port captain or agent and then the Master will forward this application and the supporting documents to the “Charterers” Team per round voyage for approval. The approved officers/crew bonus will be remitted to the Owners together with suitable stage of hire payment accordingly.

1. Reefer bonus

Reefer bonus/compensation application and reefer container list shall be duly filled and signed by the Master and/or Chief Officer and the Charterers’ port captain or agents and will be submitted by the Master to the Charterers as mentioned above along with the distribution list duly signed by officers/crew.

a)	for monitoring of containers at sea the officers/crew of the Vessel will receive as bonus/compensation the amount of U.S.$ 8.00 for each container. In the event of any reefer unit damage the Master and/or Chief Engineer will submit to the Charterers a duly signed reefer unit damage report.

b)	For repairing Charters’ refrigeration machinery the officers/crew of the Vessel will receive as bonus/compensation the amount of U.S.$ 5.00 per man/hour.

c)	For plugging/unplugging of reefer containers the officers/crew of the Vessel will receive as bonus/compensation the amount of U.S.$ 2.00 for each reefer container.

2. Lashing / unlashing bonus

Lashing/unlashing bonus application shall be duly filled and signed by the Master and/or the Chief Officer and by Charterers port captain or agent and will be submitted to the Charterers as mentioned above along with the container stowage plan of the location of containers lashed or unlashed by the officers/crew, duly marked and along with distribution list duly signed by the officers/crew. For lashing/unlashing of containers the officers/crew will receive the amount of U.S.$ 5.00 for each container per each lashing unlashing operation.

Clause 74:	Deleted

Clause 75:	Stowage

Planning of container or out of gauge containerized stowage on board to be done by port planners or Charterers. A reasonable amount of out of gauge containerized cargo may be carried. Such cargo may be carried on deck/hatches and in holds lashed but within capacity, stability of vessel, strength on deck/hatch covers and Master’s satisfaction of lashing, stowage etc.

Clause 76:	ISM Code

From the date of coming into force of the International Safety Management (ISM) Code in relation to the Vessel and thereafter during the currency of this Charterparty, the Owners shall procure that both the Vessel and the “Company” (as defined by the ISM Code) shall comply with the requirements of the ISM Code. Upon request, the Owners shall provide a copy of the relevant Document of Compliance (DOC) and Safety Management Certificate (SMC) to the Charterers. Except as otherwise provided in this Charter Party, loss, damage, expense or delay caused by failure on the part of the Owners or “the Company” to comply with the ISM Code shall be for the Owners’ account.

Clause 77:	War Risk Additional Premium

See Clause 19

Clause 78:	Charterers’ Guarantor

The Charterers’ Guarantors hereby guarantee, irrevocably and unconditionally, the full performance by the Charterers of the Charter Party, its addendums, supplements and amendments. This guarantee constitutes a primary and independent obligation of the Charterers’ Guarantors regardless of the validity or enforceability of the Charter Party, its addendums, supplements or amendments and the Owners shall not be required first to claim payment or performance from the Charterers or any other person before making demand on the Charterers’ Guarantors. The Charterers’ Guarantors shall perform or effect payment immediately upon demand by the Owners, provided always that any such performance or payment by the Charterers’ Guarantors will be made or effected at such time and in such manner as provided for in this Charter Party and its addendums, supplements or amendments.

Clause 79:	Vessel’s color and name of delivery

Charterers is entitled to have the Vessel delivered ex shipyard in Charterers’ colors, name and funnel logos (the “Charterers’ Marks”). The Owners shall give Charterers a written notice as a reminder eight (8) months before scheduled delivery date to ask for the Charterers’ intention of such. Provided that Owners have given the Charterers aforesaid notice, Charterers shall notify to the Owners in writing about their decision latest six (6) months before scheduled delivery date. If Charterers fail to advise any of its intention before the required mentioned deadline, then the Vessel will be delivered ex shipyard by Owners’ colors, name and funnel logos (the “Owners’ Marks”). See Clause 13(b).

Clause 80:	Slow Steaming

Charterers have the privilege of slow steaming the Vessel at any speed acceptable to Vessel’s machinery and hull.

Clause 81:	Owners’ Guarantor

The Owners’ Guarantor hereby guarantee, irrevocably and unconditionally, the full performance by the Owners of the Charter Party, its addendums, supplements and amendments. This guarantee constitutes a primary and independent obligation of the Owners’ Guarantor regardless of the validity or enforceability of the Charter Party, its addendums, supplements and amendments and the Charterers shall not be required first to claim payment or performance from the Owners or any other person before making demand on the Owners’ Guarantor. The Owners’ Guarantor shall perform or effect payment immediately upon demand by the Charterers, provided always that any such performance or payment by the Owners’ Guarantor will be made or effected at such time and in such manner as provided for in this Charter Party and its addendums, supplements and amendments.

Clause 82:	Charterers’ Observers

Upon request by the Charterers, the Owners shall negotiate with the shipyard to allow the Charterers to dispatch their designated representative(s) to the shipyard for observing the Vessel’s new building process at Charterers’ own risk and cost. The role of such Charterers’ representative(s) is observer (the “Charterers’ Observers”) only. However, the Owners’ supervisors shall liaise/discuss with the Charterers’

Observers each other in good faith for any findings and updated status if considered necessary.

Clause 83:	Deleted

Clause 84:	Deleted

Clause 85:	Crew Works

Provided weather and safety of vessel permit officers and crew to get vessel’s hatchcovers ready as much as possible prior to arrival at loading and/or discharging berth so as to immediately commence loading and/or discharging cargoes.

Clause 86:	Stowaways Clause for Time Charters
(a)	(i) The Charterers warrant to exercise due care and diligence in preventing stowaways in gaining access to the Vessel by means of secreting away in the goods and /or containers shipped by the Charterers.

(ii) If, despite the exercise of due care and diligence by the Charterers, stowaways have gained access to the Vessel by means of secreting away in the goods and/or containers shipped by the Charterers, this shall amount to breach of charter for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them. Furthermore, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Charterers’ account and the Vessel shall remain on hire.

(iii) Should the Vessel be arrested as a result of the Charterers’ breach of charter according to sub-clause (a)(ii)above, the Charterers shall take all reasonable steps to secure that, within a reasonable time, the Vessel is released and at their expense put up bail to secure release of the Vessel.

(b)	(i) If, despite the exercise of due care and diligence by the Owners, stowaways have gained access to the Vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Owners’ account and the Vessel shall be off hire.

(ii) Should the Vessel be arrested as a result of stowaways having gained access to the Vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, the Owners shall take all reasonable steps to secure that, within a reasonable time, the Vessel is released and at their expense put up bail to secure release of the Vessel.

Clause 87:	Export + import permits

Export and/or import permits for cargo to be at Charterers’ risk and expense, Charterers to obtain and be responsible for all necessary permits to enter and/or trade in and out of all ports during the currency of this charter at their own risk and expense. Taxation or levies whatsoever for these purposes to be for Charterers’ account and to be paid by Charterers. Charterers to remain responsible to arrange for standard carrier alpha code (SCAC).

Clause 88	Deleted

Clause 89

The Vessel is to be employed, for a period as per Box 23. Both parties have the option of extending the period of this charter for further optional periods of one (1) plus one (1) year. If either party exercises the option, then the optional period shall be deemed exercised. Charterers have an option of ***** days more or less applicable on the final period.

Clause 90

The Vessel to be redelivered, as per Box 21, at a port on dropping last outward sea pilot in the far east (Port Kelang/Japan range, including China and Taiwan), or Europe (Skaw/Cape Passero range, including Taranto), range and port to be in the Charterers option at anytime day or night Sundays and holidays included.

Clause 91:	Quiet Enjoyment c/p clause

The Owners may at any time and without Charterer’s consent grant security interests over the Vessel and/or assign the benefit of this Charter Party to their lenders (the “Owners’Lenders”) as security for the Owners’ obligations to such Owners’ Lenders provided that prior to the grant of such security interest and/or assignment the Owners shall use best endeavours to first furnish to the Charteres a legally binding undertaking issued by the Owners’Lenders in favour of the Charterers in a form and substance acceptable to the Charterers and the Owners’ Lenders (in either case such acceptance not to be unreasonably withheld) to the effect that the Owners’Lenders will not, in certain circumstances, interfere with the Charterers’quiet and peaceful use and enjoyment of the Vessel.

Clause 92

Master to render assistance with vessels engineers in repairing malfunctioning reefer containers whilst enroute. Charterers supplying repair kit and written instructions and/or necessary spare parts for same. In case maintenance of temperatures or other like conditions can not be performed due to bad weather or should fail in spite of crews endeavours, Owners/Vessel are not responsible for damage to the cargo. Damages to the containers/cargo due to malfunctioning of aggregates of reefer containers arc for Charterers risk and expense. When crew is doing above work crew to be considered as Charterers servants.

Charterers’ equipment: Master on Owners’ behalf is enquired to sign receipt of cargo handling materials and shall be responsible for redelivery of same to Charterers or their agents prior to redelivery of vessel in like good order and condition (ordinary wear and tear excepted). Owners shall consequently be responsible for any shortage of such materials unless Owners could prove that such shortage is caused by Charterers and/or their servants in which case Owners not to be responsible.

Clause 93:	General Average and New Jason Clause

General average shall be settled according to the York/Antwerp Rules, 1994, but where the adjustment is made in accordance with the law and practice of the united states of America, the following clause shall apply.

Clause 94:	New Jason Clause

In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the goods, shippers, consignees or Owners of the goods shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made of incurred and shall pay salvage and special charges incurred in respect of the goods.

If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the goods and any salvage and special charges thereon shall, if required be made by the goods, shippers, consignees or Owners of the goods to the carrier before delivery.

And the Charterers shall procure that all bills of lading issued under this Charter Party shall contain the same clause.

CLAUSE 95:	Deleted

Clause 96:	New Both-to-blame Collision Clause

If the liability for any collision in which the vessel is involved while performing this Charter Party falls to be determined in accordance with the laws of the United States of America, the following clause shall apply:-

If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the Owners of the goods carried hereunder will indemnify the carrier against all loss or liability to the other or non carrying ship or her Owners in so far as such loss or liability represents loss of or damage to or any claim whatsoever of the Owners of the said goods, paid or payable by the other or non carrying ship or her Owners to the Owners of the said goods and set off, recouped or recovered by the other or non carrying ship or her Owners as part of their claim against the carrying ship or carrier.

The foregoing provisions shall also apply where the Owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contract.

And the Charterers shall procure that all bills of lading issued under this Charter Party shall contain the same clause.

Clause 97:	Hamburg Rules

Neither the Charterers nor their agents shall permit the issue of any bills of lading or waybills or any other document evidencing a contract of carriage whether or not signed on their behalf or on behalf of the Owners voluntarily incorporating the Hamburg rules or any legislation under which the Hamburg rules are compulsory applicable in respect of any contract of carriage under or during the period of this charter or any sub-charter. In the event that the Owners sustain any liability arising from the application of the Hamburg rules in circumstances where those rules where not compulsory applicable and where the Owners would no otherwise have sustained a liability then the Charterers shall indemnify the Owners for all loss and damage sustained thereby. Should the charts direct the vessel to countries where the Hamburg rules are compulsorily applicable or otherwise cause the contracts or carriage under bills of lading or waybills to be subject to Hamburg rules and should the Owners thereby sustain a liability, then the Charterers shall indemnify the Owners for all loss or damage in excess of loss and damage which the Owners would have sustained if Hague-Visby rules had applied.

Clause 98:	Bimco Double Bunking Clause
(a)	The Charterers shall have the right, where and when it is customary and safe for vessels of similar size and type to do so, to order the vessel to go, lie or remain alongside another vessel or vessels of any size or description whatsoever or to order such vessels to come and remain alongside at such safe dock, wharf, anchorage or other place for transhipment, loading or discharging of cargo and/or bunkering.

(b)	The Charterers shall pay for and provide such assistance and equipment as may be required to enable any of the operations mentioned in this clause safely to be completed and shall give the Owners such advance notice as they reasonably can of the details of any such operations.

(c)	Without prejudice to the generality of the Charterers’ rights under (a) and (b), it is expressly agreed that the master shall have the right to refuse to allow the vessel to perform as provided in (a) and (b) if in his reasonable opinion it is not safe so to do.

(d)	The Owners shall be entitled to insure any deductible under the Vessel’s hull policy and The Charterers shall reimburse the Owners any additional premium(s) required by the vessel’s underwriters and/or the cost of insuring any deductible under the Vessel’s hull policy.

(e)	The Charterers shall further indemnify the Owners for any costs, damage and liabilities resulting from such operation. The vessel shall remain on hire for any time lost including periods for repairs as a result of such operation.

Clause 99:	International Group of P&I Clubs Financial Security in respect of Pollution Clause

1. Owners warrant that throughout the currency of this charter they will provide the Vessel with the following certificates:

(a) If the Vessel is over 1,000 gross tons and is registered in, or is required to enter a port or offshore facility in the territorial sea of, a State Party to the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, a Certificate issued pursuant to Article 7 of that Convention.

(b) If the Vessel is constructed or adapted for the carriage of persistent oil in bulk as cargo and is carrying more than 2,000 tons of such cargo, a Certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Oil Pollution Damage, 1992, as applicable.

(c) If the Vessel is over 300 gross tons (or as might otherwise be required by US Federal Statutes and Regulations) and is required to enter US navigable waters or any port or place in the US, a Certificate issued pursuant to Section 1016 (a) of the Oil Pollution Act 1990, and Section 108 (a) of the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part 138.

2. Notwithstanding anything whether printed or typed herein to the contrary,

(a) Save as required for compliance with paragraph (I) hereof, Owners shall not be required to establish or maintain financial security in respect of oil or other pollution damage to enable the vessel lawfully to enter, remain in or leave any port, place, territorial or contiguous waters of any country, state or territory in performance of this charter.

(b) Charterers shall indemnify Owners and hold them harmless in respect of any loss, damage, liability or expense (including but not limited to the costs of any delay incurred by the Vessel as a result of any failure by the Charterers promptly to give alternative voyage orders) which Owners may sustain due to non-compliance with any demand or requirement to establish or maintain financial security in order to enter, remain in or leave any port, place or waters, other than to the extent provided in paragraph (1) hereof.

(c) Without prejudice to paragraphs 2(a) and 2(b), if Owners establish or maintain financial security other than to the extent provided in paragraph (1) hereof (in order to enable the vessel lawfully to enter, remain in or leave any port, place or waters), Charterers shall, unless otherwise expressly agreed, indemnify Owners and hold them harmless in respect of any costs or delay incurred in establishing or maintaining such security.

(d) Owners shall not be liable for any loss, damage, liability or expense whatsoever and howsoever arising which Charterers and/or the holders of any bill of lading issued pursuant to this charter may sustain by reason of any requirement to establish or maintain financial security in order to enter, remain in or leave any port, place or waters, other than to the extent provided in paragraph (1) hereof.

Clause 100:	Bimco ISPS/MTSA Clause for Time Charter Parties 2005

(a) (i) The Owners shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, the Owners shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (MTSA) relating to the Vessel and the “Owner” (as defined by the MTSA).

(ii) Upon request the Owners shall provide the Charterers with a copy of the relevant International Ship Security Certificate (or the interim International Ship Security Certificate) and the full style contact details of the Company Security Officer (CSO).

(iii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Owners or “the Company”/“Owner” to comply with the requirements of the ISPS code/MTSA or this clause shall be for the Owners’ account. Except as otherwise provided in this Charter Party.

(b) (i) The Charterers shall provide the Owners and the master with their full style contact details and, upon request , any other information the Owners require to comply with the ISPS Code/MTSA. Where sub-letting is permitted under the terms of this Charter Party, the Charterers shall ensure that the contact details of all suhcharterers are likewise provided to the Owners and the master.

Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the Charter Party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

(ii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Charterers to comply with this clause shall be for the Charterers’ account, except as otherwise provided in this Charter Party.

(c) Notwithstanding anything else contained in this Charter Party all delay, costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees or taxes and inspections, shall be for the Charterers’ account, unless such costs or expenses result solely from the negligence of the Owners, master or crew. All measures required by the Owners to comply with the ship security plan shall be for the Owners’ account.

(d) If either party makes any payment which is for the other party’s account according to this clause, the other party shall indemnify the paying party.

Clause 101:	U.S. Antidrug Abuse Act 1986 Clause for Time Charterers

(a) In pursuance of the provisions of the U.S. Anti drug Abuse Act 1986, or any reenactment there of , the Charterers warrant to exercise the highest degree of care and diligence in preventing unmanifested narcotic drugs and marijuana to be loaded or concealed on board the Vessel.

Non compliance with the provisions of this clause shall amount to breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners, the master and the crew of the Vessel harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them individually or jointly.

Furthermore, all time lost and all expenses incurred, including fines, as a result of the Charterers’ breach of the provisions of this clause shall be for the Charterers’ account and the Vessel shall remain on hire.

Should the Vessel be arrested as a result of the Charterers’ non-compliance with the provisions of this clause, the Charterers shall at their expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their expense put up bail to secure release of the Vessel.

The Owners shall remain responsible for all time lost and all expenses incurred, including fines, in the event that unmanifested narcotic drugs and marijuana are found in the possession or effects of the Vessel’s personnel.

(b) In pursuance of the provisions of sub-clause (a) above, the Owners and the Charterers warrant that they shall both become signatories to the sea carrier initiative agreement on signing this Charter Party or on delivery of the Vessel under this charter, whichever is the earlier, and will so remain during the currency of the charter.

Clause 102:	U.S. Customs-Trade Partnership Against Terrorism (C-TPAT) Clause

The Charterers have voluntarily signed the C-TPAT agreement with the U.S. Customs service. The Owners, master and crew will use reasonable efforts to assist the Charterers to comply with their obligations under the C-TPAT agreement. However, under no circumstances shall the Owners, master and crew be liable for any delays, losses or damages howsoever arising out of any failure to meet the requirements of the C-TPAT agreement signed by the Charterers.

The Charterers agree to indemnify and hold the Owners, master and crew harmless for any claims made against the Owners, master and crew or for any delays, losses, damages, expenses or penalties suffered by the Owners arising out of the C-TPAT agreement signed by the Charterers.

Clause 103:	Bunker Quality Control Clause for Time Charterers

(1) The Charterers shall supply bunkers of a quality suitable for burning in the Vessel’s engines and auxiliaries and which conform to the specification(s) mutually agreed under this Charter.

(2) At the time of delivery of the Vessel the Owners shall place at the disposal of the Charterers, the bunker delivery note(s) and any samples relating to the fuels existing on board.

(3) During the currency of the Charter the Charterers shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel’s bunkering manifold and sealed in the presence of competent representatives of the Charterers and the Vessel.

(4) The fuel samples shall be retained by the Vessel for 90 (ninety) days after the date of delivery or for whatever period necessary in the case of a prior dispute and any dispute as to whether the bunker fuels conform to the agreed specification(s) shall be settled by analysis of the sample(s) by DNV or by another mutually agreed fuels analyst whose findings shall be conclusive evidence as to conformity or otherwise with the bunker fuels specification(s).

(5) The owners reserve their right to make a claim against the Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuels not complying with the agreed specifications. Additionally, if bunker fuels supplied do not conform with the mutually agreed specification(s) or otherwise prove unsuitable for burning in the ship’s engines or auxiliaries the Owners shall not be held responsible for any reduction in the Vessel’s speed performance and/or increased bunker consumption nor for any time lost and any other consequences.

Clause 104:	Fuel Sulphur Content Clause Time Charter Parties 2005

a) Without prejudice to anything else contained in this Charter Party, the Charterers shall supply fuels of such specifications and grades to permit the Vessel, at all times, to comply with the maximum sulphur content requirements of any emission control zone when the Vessel is ordered to trade within that zone. The Charterers also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Charterers to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI. including the Guidelines in respect of sampling and the provision of bunker delivery notes. The Charterers shall indemnify, defend and hold harmless the Owners in respect of any loss, liability, delay, fines, costs or expenses arising or resulting from the Charterers’ failure to comply with this Sub-clause (a).

b) Provided always that the Charterers have fulfilled their obligations in respect of the supply of fuels in accordance with sub-clause (a), the Owners warrant that:

(i)	The Vessel shall comply with Regulations 14 and 18 of MARPOL Annex VI and with the requirements of any emission control zone; and
(ii)	The Vessel shall be able to consume fuels of the required sulphur content when ordered by Charterers to trade within any such zone.

Subject to have supplied the Vessel with fuels in accordance with Sub-Clause

a), the Charterers shall not otherwise be liable for any loss, delay, fines, costs or expenses arising or resulting form the Vessel’s failure to comply with Regulations 14 and 18 of MARPOL Annex VI.

c) For the purpose of this Clause, “emission control zone” shall mean zones as stipulated in MARPOL Annex VI and/or zones regulated by regional and/or national authorities such as, but not limited to, the EU and the US Environmental Protection Agency.

Clause 105:	Terrorism Risk Clause

The Charterers shall at their own cost and expense to provide the charter’s liability insurance covering the loss of or damage caused by war risks (including terrorism). And vice versa, the Owners shall at their cost and expense to provide the Owner’s liability insurance covering the loss of or damage caused by war risks (including terrorism) as limited in the current war risk policy and P& I pool rules subject to the termination clause (notice of cancellations).

Clause 106:	U.S. Census Bureau Mandatory Automated Export System (AES) Clause for Time Charter Parties

(a) If the Vessel loads cargo in any US port or place, the Charterers shall comply with the current US Census Bureau Regulations (15 CFR 30) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and shall, in their own name, time and expense:

(i) Have in place a SCAC (Standard Carrier Alpha Code);

(ii) Have in place an ICB (International Carrier Bond);

(iii) Provide the Owners with a timely confirmation of (i) and (ii) above; and

(iv) Submit a export ocean manifest by AES (Automated Export System) to the US Census Bureau and provide the Owners at the same time with a copy thereof.

(b) The Charterers assume liability for and shall indemnify, defend and hold harmless the Owners against any loss and/or damage whatsoever (including consequential loss and/or damage) and/or any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers’ failure to comply with any of the provisions of sub-clause (a). Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, the Vessel shall remain on hire.

(c) If the Charterers’ ICB is used to meet any penalties, duties, taxes or other charges which are solely the responsibility of the Owners, the Owners shall promptly reimburse the Charterers for those amounts.

(d) The assumption of the role of carrier by the Charterers pursuant to this Clause and for the purpose of the US Census Bureau Regulations (15 CFR 30) shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

Clause 107:	Deleted

Clause 108:	Deleted

Additional Clause: Excluded Cargoes

Following cargoes are excluded even if containerized: explosives (but 1,4S is permitted), chemical waste, and all goods listed in Basel convention, calcium hypochlorite UN nos. 1479, 1748, 2208, 2280, ammonium nitrate UN no. 1942.